UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Lamar Advertising Company
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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LAMAR ADVERTISING COMPANY

5321 Corporate Boulevard

Baton Rouge, Louisiana 70808

(225) 926-1000

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2013

To our Stockholders:

The 2013 Annual Meeting of Stockholders of Lamar Advertising Company, a Delaware corporation (the “Company”), will be held at the offices of Lamar Advertising Company, 5321 Corporate Boulevard, Baton Rouge, Louisiana, at 9:00 a.m. Central Daylight Time on Thursday, May 23, 2013, for the following purposes:

1.	To elect seven directors, each for a one-year term.

2.	To approve an amendment and restatement of the Company’s 1996 Equity Incentive Plan to increase the number of shares of Class A Common Stock of the Company available for issuance under the plan by 2,500,000 shares from 13,000,000 to 15,500,000 shares.

3.	To reaffirm the material terms of the performance-based goals specified in the 1996 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year.

5.	To transact any other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 27, 2013, will be entitled to vote at the meeting.

It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used.

By order of the Board of Directors,

James R. McIlwain

Secretary

Baton Rouge, Louisiana

April 26, 2013

LAMAR ADVERTISING COMPANY

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2013

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lamar Advertising Company for use at the Annual Meeting of Stockholders to be held at the offices of Lamar Advertising Company, 5321 Corporate Boulevard, Baton Rouge, Louisiana, at 9:00 a.m. Central Daylight Time on Thursday, May 23, 2013, and at any adjournments of the Annual Meeting.

We are mailing this proxy statement, along with the accompanying proxy card and our annual report to stockholders for the fiscal year ended December 31, 2012, to our stockholders on or about April 26, 2013. Our annual report to stockholders includes a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission (the “SEC”), except for certain exhibits.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on May 23, 2013

The proxy statement and annual report to security holders are available at www.proxydocs.com/lamr.

Record Date, Voting Rights and Outstanding Shares

The Board of Directors has fixed March 27, 2013, as the record date for determining the holders of our capital stock who are entitled to vote at the Annual Meeting.

We have two classes of common stock and one class of preferred stock issued and outstanding: Class A Common Stock, $.001 par value per share, Class B Common Stock, $.001 par value per share, and Series AA Preferred Stock, $.001 par value per share. We refer to our Class A Common Stock and our Class B Common Stock collectively as our common stock.

With respect to the matters submitted for vote at the Annual Meeting, each share of Class A Common Stock is entitled to one vote, each share of Class B Common Stock is entitled to ten votes, and each share of Series AA Preferred Stock is entitled to one vote.

Our Class A Common Stock, Class B Common Stock and Series AA Preferred Stock will vote as a single class on the matters submitted at the Annual Meeting. On March 27, 2013, there were outstanding and entitled to vote 79,258,589 shares of Class A Common Stock, 14,910,365 shares of Class B Common Stock, and 5,719.49 shares of Series AA Preferred Stock.

The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the votes represented by the Class A Common Stock, the Class B Common Stock, and the Series AA Preferred Stock issued and outstanding on March 27, 2013, will constitute a quorum for the transaction of business. Proxies submitted by brokers that do not indicate a vote for the proposal because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on the proposal are called “broker non-votes.” We will count broker non-votes, votes withheld, and abstentions as being present at the Annual Meeting in determining whether a quorum exists for the transaction of business at the Annual Meeting.

Stockholders who do not attend the Annual Meeting in person may submit proxy cards by mail. Proxy cards in the enclosed form, if received in time for voting and not revoked, will be voted at the Annual Meeting according to the instructions on the proxy cards. If no instructions are indicated, the shares represented by the proxy will be voted:

•	FOR the election of the Director nominees named herein;

•	FOR the approval of the amendment and restatement of the Company’s 1996 Equity Incentive Plan;

•	FOR the reaffirmation of the material terms of the performance-based goals specified in the 1996 Equity Incentive Plan;

•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year; and

•	In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting or any adjournments of the Annual Meeting.

We will not count shares that abstain from voting on a particular matter or shares represented by broker non-votes as votes cast on that matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting on matters to be voted on at the Annual Meeting that require the affirmative vote of a certain percentage or a plurality of the votes cast on a matter.

Voting of Proxies

You may vote by mail or in person at the Annual Meeting. To vote by mail, please sign, date, and complete the enclosed proxy card and return it in the enclosed self-addressed envelope. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. You may revoke the proxy by filing an instrument of revocation or a duly executed proxy bearing a later date with our Secretary at our principal executive offices, 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808. You may also revoke your proxy by attending the Annual Meeting and voting in person. If you do not revoke your proxy, we will vote the proxy at the Annual Meeting in accordance with the instructions indicated on your proxy card.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon request. Requests may be made by phone ((225) 926-1000) or in writing to our principal executive offices at 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808, Attention: Secretary. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

SHARE OWNERSHIP

Common Stock

The following table sets forth certain information known to us as of April 1, 2013, with respect to the shares of our Class A Common Stock and Class B Common Stock that are beneficially owned as of that date by: (i) each of our directors and each of our nominees for director; (ii) each of our executive officers named in the 2012 Summary Compensation Table contained in this proxy statement; (iii) all of our directors and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of our Class A Common Stock or Class B Common Stock. Our Class B Common Stock is convertible into Class A Common Stock on a one-for-one basis. Except as otherwise indicated, we believe each beneficial owner named below has sole voting and sole investment power with respect to all shares beneficially owned by that holder.

Beneficial Owner	Title of Class	No. of Shares Owned		Percent of Class
Directors, Nominees for Director and Executive Officers
Kevin P. Reilly, Jr.	Class A Class B(2)	348,960 11,362,250	(1) (3)(4)	* 76.20	%(5)
Sean E. Reilly	Class A Class B(2)	144,398 10,557,835	(6) (3)(7)	* 70.81	%(8)
Anna Reilly	Class A Class B(2)	12,594 10,490,280	(9) (3)(10)	* 70.36	%(11)
Wendell Reilly	Class A Class B(2)	17,604 9,500,000	(9)(12) (3)(13)	* 63.71	%(14)
Keith A. Istre	Class A	162,333	(15)	*
Stephen P. Mumblow	Class A	42,026	(16)	*
John Maxwell Hamilton	Class A	30,952	(17)	*
Thomas V. Reifenheiser	Class A	32,309	(18)	*
John E. Koerner, III	Class A	19,473	(9)	*
All Current Directors and Executive Officers as a Group (9 Persons)	Class A & B	15,721,014	(19)	16.61	%(20)
Five Percent Stockholders
The Reilly Family Limited Partnership	Class B(2)	9,000,000		60.36	%(21)
SPO Advisory Corp. 591 Redwood Highway, Suite 3215 Mill Valley, CA 94941	Class A	8,419,814	(22)	10.62%
Luxor Capital Group, LP 1114 Avenue of the Americas, 29th Floor New York, NY 10036	Class A	6,860,799	(23)	8.66%
Perry Corp. 767 Fifth Avenue New York, NY 10153	Class A	5,830,000	(24)	7.36%
Southeastern Asset Management, Inc. 6410 Poplar Avenue., Suite 900 Memphis, TN 38119	Class A	5,431,972	(25)	6.85%

*	Less than 1%.
(1)	Includes 185,778 shares subject to stock options exercisable within 60 days of April 1, 2013.
(2)

Upon the sale of any shares of Class B Common Stock to a person other than to a Permitted Transferee, such shares will automatically convert into shares of Class A Common Stock. Permitted Transferees include (i) a descendant of Kevin P. Reilly, Sr.; (ii) a spouse or surviving spouse (even if remarried) of any individual named or described in (i) above; (iii) any estate, trust, guardianship, custodianship, curatorship or other fiduciary arrangement for the primary benefit of any one or more of the individuals named or described in (i) and (ii) above; and (iv) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more of the individuals and entities named or described in (i), (ii), and (iii) above. Except for voting rights, the Class A Common Stock and Class B Common Stock are substantially identical. The holders of Class A Common Stock and Class B Common Stock vote together as a single class (except as may otherwise be required by Delaware law), with the holders of Class A Common Stock entitled to one vote per share and the holders of Class B Common Stock entitled to ten votes per share on all matters on which the holders of common stock are entitled to vote.

(3)	Includes 9,000,000 shares held by the Reilly Family Limited Partnership (the “RFLP”), of which Kevin P. Reilly, Jr. is the managing general partner. Kevin P. Reilly, Jr.’s three siblings, Anna Reilly (a nominee for director), Sean E. Reilly (our Chief Executive Officer) and Wendell Reilly (a nominee for director) are the other general partners of the RFLP. The managing general partner has sole voting power over the shares held by the RFLP but dispositions of the shares require the approval of 50% of the general partnership interests of the RFLP. Anna Reilly, Sean E. Reilly, and Wendell Reilly disclaim beneficial ownership in the shares held by the RFLP, except to the extent of their pecuniary interest therein.
(4)	Includes 377,474 shares held by the Kevin P. Reilly, Jr. Family Trust.
(5)	Represents 12.07% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.
(6)	Includes 120,000 shares subject to stock options exercisable within 60 days of April 1, 2013.
(7)	Includes 757,375 shares held by Jennifer and Sean Reilly, LLC.
(8)	Represents 11.21% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.
(9)	Includes 12,000 shares subject to stock options exercisable within 60 days of April 1, 2013.
(10)	Includes 1,490,280 shares owned jointly by Anna Reilly and her spouse.
(11)	Represents 11.14% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.
(12)	Includes 5,000 shares held by his spouse and 10 shares attributable to his spouse as general partner of Lamar Legacy, L.P.
(13)	Includes 500,000 shares pledged as collateral for a loan.
(14)	Represents 10.09% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.
(15)	Includes 77,731 shares of Class A Common Stock subject to stock options exercisable within 60 days of April 1, 2013.
(16)	Includes 28,400 shares of Class A Common Stock subject to stock options exercisable within 60 days of April 1, 2013.
(17)	Includes 18,400 shares of Class A Common Stock subject to stock options exercisable within 60 days of April 1, 2013.
(18)	Includes 12,800 shares of Class A Common Stock subject to stock options exercisable within 60 days of April 1, 2013.
(19)	See Notes 1, 3, 4, 6, 7, 9, 10, 12, 13 and 15-18.
(20)	Assumes the conversion of all shares of Class B Common Stock into shares of Class A Common Stock.
(21)	Represents 9.55% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.
(22)	Includes 7,936,284 shares that are owned directly by SPO Partners II, L.P. (“SPO II”), and may be deemed to be indirectly beneficially owned by (i) SPO Advisory Partners L.P. (“SPO Advisory”), the sole general partner of SPO II, (ii) SPO Advisory Corp. (“SPO Corp.”), the sole general partner of SPO Advisory, and (iii) John H. Scully (“JHS”) and Edward H. McDermott (“EHM”), the two controlling persons of SPO Corp. Additionally, 382,830 shares are owned directly by San Francisco Partners, L.P. (“SFP”), and may be deemed to be indirectly beneficially owned by (i) SF Advisory Partners, L.P. (“SF Advisory”), the sole general partner of SFP, (ii) SPO Corp., the sole general partner of SF Advisory, and (iii) JHS and EHM. JHS and EHM are the natural persons who exercise sole or shared voting and/or dispositive powers over Lamar Advertising’s securities held by SPO II, SPO Advisory, SPO Corp, SFP and SF Advisory. The address of each of these individuals is c/o SPO Corp., 591 Redwood Highway, Suite 3215, Mill Valley, CA 94941. Additionally, EHM owns 600 shares in his Individual Retirement Account, which is self-directed, and EHM directly owns 3,234 shares, both of which are included in the total. In addition, as reported in the Schedule 13G/A filed with the SEC for the year ended December 31, 2012 (as updated by subsequent Section 16 filings and information provided by SPO Corp. to Lamar Advertising), JHS owns 13,000 shares in his Individual Retirement Account, the Phoebe Snow Foundation, Inc. (of which JHS is the sole director and executive officer) owns 87,700 shares, Eli J. Weinberg owns 126 shares, and Ian R. McGuire owns 1,156 shares (of which 256 are held in his Individual Retirement Account), all of which are included in the total.

(23)	As reported in the Schedule 13G/A filed with the SEC for the year ended December 31, 2012, Luxor Capital Partners, LP (“Luxor Onshore”) has shared voting and dispositive power with respect to 2,187,707 shares, Luxor Spectrum, LLC (“Luxor Spectrum Onshore”) does not beneficially own any shares, Luxor Wavefront, LP (“Luxor Wavefront”) has shared voting and dispositive power with respect to 663,425 shares, Luxor Capital Partners Offshore Master Fund, LP (“Luxor Offshore Master”) and Luxor Capital Partners Offshore, Ltd. (“Luxor Offshore Feeder”) each have shared voting and dispositive power with respect to 3,398,257 shares, Luxor Spectrum Offshore Master Fund, LP (“Luxor Spectrum Offshore Master”) and Luxor Spectrum Offshore, Ltd. (“Luxor Spectrum Offshore Feeder”) each have shared voting and dispositive power with respect to 293,791 shares, LCG Holdings, LLC (“LCG Holdings”) and Luxor Capital Group, LP (“Luxor Capital”) each have shared voting and dispositive power with respect to 6,543,180 shares, and Luxor Management, LLC (“Luxor Management”) and Christian Leone each have shared voting and dispositive power with respect to 6,860,799 shares. As indicated in the Schedule 13G/A, (i) shares reported for Luxor Onshore, Luxor Spectrum Onshore, Luxor Wavefront, Luxor Offshore Master and Luxor Spectum Offshore Master represent shares individually beneficially owned by each such entity; (ii) shares reported for Luxor Offshore Feeder, as the owner of a controlling interest in Luxor Offshore Master, represent shares beneficially owned by Luxor Offshore Master; (iii) shares reported for Luxor Spectrum Offshore Feeder, as the owner of a controlling interest in Luxor Spectrum Offshore Master, represent shares beneficially owned by Luxor Spectrum Offshore Master; (iv) shares reported for LCG Holdings represent the above-referenced shares beneficially owned by Luxor Onshore, Luxor Spectrum Onshore, Luxor Wavefront, Luxor Offshore Master and Luxor Spectrum Offshore Master for which LCG Holdings serves as general partner; (v) shares reported for Luxor Capital and Luxor Management represent the above-referenced shares beneficially owned by Luxor Onshore, Luxor Spectrum Onshore, Luxor Wavefront, Luxor Offshore Master, Luxor Offshore Feeder, Luxor Spectrum Offshore Master and Luxor Spectrum for which Luxor Capital serves as investment manager and 317,619 shares beneficially owned by accounts separately managed by Luxor Capital; (vi) Luxor Management is the general partner of Luxor Capital; (vii) shares reported for Mr. Leone represent the above-referenced shares reported for Luxor Management and LCG Holdings; and (viii) Mr. Leone is the managing member of Luxor Management and LCG Holdings. Mr. Leone is the natural person who exercises shared voting and dispositive powers over Lamar Advertising’s securities held by himself, for Luxor Onshore, Luxor Spectrum Onshore, Luxor Wavefront, Luxor Offshore Master, Luxor Offshore Feeder, Luxor Spectum Offshore Master, Luxor Spectum Offshore Feeder, LCG Holdings, Luxor Capital and Luxor Management. The address of each of Luxor Onshore, Luxor Spectrum Onshore, Luxor Wavefront, Luxor Capital, Luxor Management, LCG Holdings and Mr. Leone is 1114 Avenue of the Americas, 29th Floor, New York, NY 10036. The address of each of Luxor Offshore Master, Luxor Offshore Feeder, Luxor Spectrum Offshore Master and Luxor Spectrum Offshore Feeder is c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.
(24)	As reported in the Schedule 13G filed with the SEC for the year ended December 31, 2012, Perry Corp. has sole voting and dispositive power with respect to 5,830,000 shares. Richard C. Perry, the President and sole stockholder of Perry Corp., is the natural person who exercises sole voting and dispositive powers over Lamar Advertising’s securities held by Perry Corp. The address of Mr. Perry is c/o Perry Corp., 767 Fifth Avenue, New York, NY 10153.
(25)	As reported in the Schedule 13G/A filed with the SEC for the year ended December 31, 2012, Southeastern Asset Management, Inc. (“Southeastern Management”) has sole voting power with respect to 860,200 shares, and sole dispositive power with respect to 911,200 shares. Southeastern Management and Longleaf Partners Small-Cap Fund (“Longleaf Partners”) have shared voting and dispositive power with respect to 4,520,772 shares. O. Mason Hawkins, the Chairman of the Board and Chief Executive Officer of Southeastern Management, is the natural person who exercises sole or shared voting and/or dispositive powers over Lamar Advertising’s securities held by Southeastern Management and Longleaf Partners. The address of Mr. Hawkins is c/o Southeastern Management, 6410 Poplar Avenue, Suite 900, Memphis, TN 38119.

Preferred Stock

The Company also has outstanding 5,719.49 shares of Series AA Preferred Stock. Holders of Series AA Preferred Stock are entitled to one vote per share. The Series AA Preferred Stock is held as follows: 3,134.8 shares (54.8%) by the RFLP, of which Kevin P. Reilly, Jr. is the managing general partner and Anna Reilly, Sean E. Reilly, and Wendell Reilly are the general partners; 1,500 shares (26.2%) by Charles W. Lamar III; and 1,084.69 shares (19.0%) by Mary Lee Lamar Dixon. The aggregate outstanding Series AA Preferred Stock represents less than 1% of the capital stock of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, our executive officers and anyone owning beneficially more than ten percent of our registered equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file with the SEC reports of their ownership and changes to their ownership of our securities. They must also furnish copies of the reports to us. Based solely on our review of the reports furnished to us and any written representations we received that no other reports were required, we believe that, during the fiscal year ended December 31, 2012, our officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them.

EXECUTIVE OFFICERS OF THE REGISTRANT

Name	Age	Title
Kevin P. Reilly, Jr.	58	Chairman of the Board and President
Sean E. Reilly	51	Chief Executive Officer
Keith A. Istre	60	Chief Financial Officer and Treasurer

Each officer’s term of office extends until the meeting of the Board of Directors following the next annual meeting of stockholders and until a successor is elected and qualified or until his earlier resignation or removal.

Kevin P. Reilly, Jr. has served as our President since February 1989 and as one of our directors since February 1984. Mr. Reilly also served as our Chief Executive Officer from February 1989 until February 2011. Prior to becoming President and Chief Executive Officer, Mr. Reilly served as the President of our Outdoor Division from 1984 to 1989. Mr. Reilly, our employee since 1978, has also served as General Manager of our Baton Rouge Region and Vice President and General Manager of the Louisiana Region. Mr. Reilly received a B.A. from Harvard University in 1977.

Sean E. Reilly has served as our Chief Executive Officer since February 2011. Prior to becoming Chief Executive Officer, Mr. Reilly had been Chief Operating Officer and President of the Company’s Outdoor Division, a position that he had held since November 2001. He began working with the Company as Vice President of Mergers and Acquisitions in 1987 and served in that capacity until 1994. He also served as a director of the Company from 1989 to 1996 and from 1999 until 2003. Mr. Reilly was the Chief Executive Officer of Wireless One, Inc., a wireless cable television company, from 1994 to 1997 after which he rejoined the Company. Mr. Reilly received a B.A. from Harvard University in 1984 and a J.D. from Harvard Law School in 1989.

Keith A. Istre has been Chief Financial Officer of the Company since February 1989. Mr. Istre joined the Company as Controller in 1978 and became Treasurer in 1985. Prior to joining the Company, Mr. Istre was employed by a public accounting firm in Baton Rouge from 1975 to 1978. Mr. Istre graduated from the University of Southwestern Louisiana in 1974 with a degree in Accounting.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors at seven for the coming year. The Board of Directors, upon recommendation from the Nominating and Governance Committee, has nominated the individuals listed below for election as directors at the Annual Meeting of Stockholders to be held on May 23, 2013, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Each nominee has consented to being named a nominee in this proxy statement and to serve, if elected, as a director. If any nominee is unable to serve, proxies will be voted for such other candidates as may be nominated by the Board of Directors.

Required Vote

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes, and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.

The Board of Directors recommends that you vote FOR the election of each of the nominees listed below.

Nominees for Director

The following table contains certain information about the nominees for director as of April 1, 2013, including their business experience, qualifications and other directorships. All of the directors’ present terms expire in 2013.

Name and Age	Business Experience During Past Five Years, Other Directorships and Qualifications	Director Since

Kevin P. Reilly, Jr. Age: 58

Kevin P. Reilly, Jr. has served as our President since February 1989 and as one of our directors since February 1984. Mr. Reilly also served as our Chief Executive Officer from February 1989 until February 2011. Prior to becoming President and Chief Executive Officer, Mr. Reilly served as the President of our Outdoor Division from 1984 to 1989. Mr. Reilly, our employee since 1978, has also served as General Manager of our Baton Rouge Region and Vice President and General Manager of the Louisiana Region.

Kevin P. Reilly, Jr., with over 30 years of experience at Lamar and 23 years as our President, has unparalleled knowledge of our business and operating history. As our President, Mr. Reilly is directly involved with the management of the company on a daily basis and has front-line exposure to the challenges that we face and opportunities that we are presented. He is also the managing general partner of our controlling stockholder, the Reilly Family Limited Partnership. The RFLP and members of the Reilly family are permitted holders of our Class B Common Stock, which was put in place in connection with our initial public offering in 1996 to provide for continuity of control over the company and entitles its holders to ten votes per share. Board representation by members of the Reilly family, which has ties to the Lamar family dating back to 1958, also serves to preserve the principles that Lamar was founded upon.

1984

Name and Age	Business Experience During Past Five Years, Other Directorships and Qualifications	Director Since

Anna Reilly Age: 49

Anna Reilly serves on the Board of Directors of the Bethesda Center for the Homeless, the Asset Development Committee of the Winston Salem Foundation, as well as on the Board of Visitors for Duke University’s Sanford School of Public Policy. From 1995 until 2000, Ms. Reilly owned and operated Lula’s Cafe, a restaurant in South Bend, Indiana, and she served on the Board of Directors of St. Joseph Capital Bank, a public company that is now part of Old Nations Bank, from 2001 to 2006. While in Indiana she also served as a trustee of the Stanley Clark School and as a Director of the Community Foundation of St. Joseph County. Prior to living and raising her family in Indiana, Ms. Reilly worked for the Corporation for National Service and the Ashoka Foundation in Washington, D.C.

Anna Reilly is a general partner of our controlling stockholder, the RFLP, and brings knowledge of our business and operations to the Board. The RFLP and members of the Reilly family are permitted holders of our Class B Common Stock, which was put in place in connection with our initial public offering in 1996 to provide for continuity of control over the company and entitles its holders to ten votes per share. In addition, board representation by members of the Reilly family, which has ties to the Lamar family dating back to 1958, also serves to preserve the principles that Lamar was founded upon. Ms. Reilly’s background and continued commitment to civic service also provide us with a valuable perspective into local issues, which is important to us due to our focus on local advertising.

2001

Wendell Reilly Age: 55

Wendell Reilly has been the Managing Partner of Grapevine Partners LLC since 2000, and in 2009, he joined Peachtree Equity Partners II as a General Partner. Mr. Reilly currently serves as Chairman of Berman Capital Advisors and on the board of Brown and Brown, Inc. and on the investment committee of the Community Foundation for Greater Atlanta. He also serves as a Trustee of Emory University and The Carter Center in Atlanta. He previously served as the Company’s Chief Financial Officer from 1985 to 1989 and director from 1999 to 2001. Mr. Reilly also served as CFO of Haas Publishing Companies from 1989 to 1994, CEO of Grapevine Communications, a group of 7 network-affiliated TV stations, from 1996 to 2000 and CEO of SignPost Networks from 2003 to 2010.

Wendell Reilly, with over 25 years of private equity, entrepreneurial and executive management experience in media and communications, has extensive expertise of our industry from both inside and outside Lamar. He also brings valuable insight into the issues facing our management through his experience as a founder and principal in other media companies. Mr. Reilly is also a general partner of our controlling stockholder, the Reilly Family Limited Partnership. The RFLP and members of the Reilly family are permitted holders of our Class B Common Stock, which was put in place in connection with our initial public offering in 1996 to provide continuity of control over the company and entitles its holders to ten votes per share. In addition, board representation by members of the Reilly family, which has ties to the Lamar family dating back to 1958, also serves to preserve the principles that Lamar was founded upon.

2005

Name and Age	Business Experience During Past Five Years, Other Directorships and Qualifications	Director Since

Stephen P. Mumblow Age: 57

Stephen P. Mumblow is the President and Owner of Manhan Media, Inc., Deerfield Media, Inc. and of the Deerfield Media group of companies, which own and operate television stations in six mid-size U.S. television markets. Until January 2002, Mr. Mumblow was the President and a Director of Communications Corporation of America, a television and radio broadcasting company, having joined that company in 1998. Mr. Mumblow was a Managing Director of Chase Securities, Inc., an investment banking firm, from March 1988 to August 1998. Prior to that, he was a Vice President of Michigan Energy Resources Company, an intrastate natural gas utility company and cable television and broadcasting concern, and Citibank, N.A., a commercial bank. Mr. Mumblow served on the Board of the Journal Register Company until May 2008.

Mr. Mumblow brings to the Board experience in advertising and marketing trends based upon his ownership of Manhan Media and Deerfield Media. He also has extensive banking expertise, including with respect to the financing of a wide range of media enterprises and merger and acquisition activity within the media industry. He has also gained valuable expertise both operating and serving on the boards in the television, radio and newspaper industries that provides insight into the Company’s competitive and strategic landscape. His financial acumen and experience, including qualification as an Audit Committee Financial Expert, provides our Board with valuable skills and a strong background in financial reporting and balance sheet management.

1999

John Maxwell Hamilton Age: 66

John Maxwell Hamilton is the Hopkins P. Breazeale Foundation Professor of Journalism at the Manship School of Mass Communications of Louisiana State University. He served as Executive Vice-Chancellor & Provost of Louisiana State University from 2010 until July 2012 and Dean of the Manship School of Mass Communications of Louisiana State University from 1994 to 2010 and director of the school from 1992 to 1994. In addition to working in the United States and abroad as a journalist, Mr. Hamilton served on the staff of the World Bank, the United States House of Representatives Subcommittee on Economic Policy and Trade, and the United States Agency for International Development.

With over twenty years of professional service as a leader of one of the largest university communications programs in the country, Mr. Hamilton provides knowledge, leadership and a unique perspective on our industry that is vital to our Board of Directors. The communications department that Mr. Hamilton headed has been a leader in thinking about the future of mass media, which is important to us because of our focus on the future of advertising.

2000

Name and Age	Business Experience During Past Five Years, Other Directorships and Qualifications	Director Since

Thomas V. Reifenheiser Age: 77

Thomas V. Reifenheiser was a Managing Director and Group Executive for the Global Media and Telecom Group of Chase Securities Inc., an investment banking firm, from 1995 to 2000. He joined Chase in 1963 and was the Global Media and Telecom Group Executive since 1977. He is a member of the Board of Directors of Cablevision Systems Corporation, and he has served as a director of Mediacom Communications Corporation, F+W Publications Inc. and Citadel Broadcasting Corporation.

Mr. Reifenheiser possesses expertise in the finance and banking sector with a specialization in the media industry. His extensive experience serving on corporate boards makes him an invaluable resource on matters of corporate governance, executive compensation, effective board oversight and strategic planning. Mr. Reifenheiser’s vast experience in the broadcasting and publishing industries provides strategic perspective and insight into our industry. His service on our Board also provides us with additional financial expertise.

2000

John E. Koerner, III Age: 70

John E. Koerner III has been the managing member of Koerner Capital, LLC, a private investment company, or the President of its predecessor, Koerner Capital Corporation, since 1995. From 1976 to 1995, Mr. Koerner was President and co-owner of Barq’s, Inc. and its subsidiary, The Delaware Punch Company. Mr. Koerner is a member of a number of civic boards including The Nature Conservancy of Louisiana and the World War II Museum. He served as Chairman of the New Orleans Regional Chamber of Commerce for 1995, was a past Co-Chairman of Metrovision, and was the 2002—2003 Chairman of the New Orleans Business Council. He serves on a number of business boards including Legg Mason, Inc., IBERIABANK Corporation, St. Charles Pharmaceuticals, Mumboe, Inc., Geocent, LLC and Selltis, LLC.

Mr. Koerner has extensive experience in corporate finance, the management of capital intensive organizations, and capital markets. Through his service on other boards, Mr. Koerner also has experience with a broad range of corporate governance matters. Mr. Koerner’s background and civic board service also provide us with a valuable link to our community, which is important to us because of our focus on local advertising.

2007

Family Relationships

Kevin P. Reilly, Jr., our Chairman of the Board and President, Sean E. Reilly, our Chief Executive Officer, and our directors Anna Reilly and Wendell Reilly are siblings. Kevin P. Reilly, Jr., Anna Reilly and Wendell Reilly are also nominees for director at the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES

During the year ended December 31, 2012, our Board of Directors held seven meetings. Each of our directors attended at least 75% of the aggregate of the total number of meetings of our Board and the total number of meetings of our Board’s committee meetings for the committee(s) on which that director served, except for Wendell Reilly, who attended 71% of such meetings. The Board has standing Audit, Compensation and Nominating and Governance Committees. During the year ended December 31, 2012, the Audit Committee held seven meetings, the Compensation Committee held eight meetings, and the Nominating and Governance Committee held two meetings. We encourage, but do not require, our Board members to attend the Annual Meeting of Stockholders. Last year, all of our directors attended the Annual Meeting of Stockholders.

Leadership Structure. Kevin P. Reilly, Jr. currently serves as our Chairman of the Board, and Sean E. Reilly serves as our Chief Executive Officer. The Board does not have a policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer, as the Board believes it is in our best interests to make this determination based on an assessment of the current condition of our Company and composition of the Board. The Board has determined that having a member of senior management serve as Chairman of the Board is in the best interests of our stockholders at this time. This structure makes the best use of management’s extensive knowledge of the Company and our industry, as well as fostering greater communication between management and the Board.

Director Independence. The Board has determined that Messrs. Hamilton, Koerner, Mumblow and Reifenheiser are “independent directors” as defined in the Nasdaq Stock Market listing standards. In making this determination, the Board considered Mr. Mumblow’s ownership of Deerfield Media (Cincinnati), Inc. (“Deerfield Media”), which is the owner-operator of the WSTR television station based in Cincinnati, Ohio. The Company has a billboard lease with a subsidiary of the Sinclair Broadcast Group (“Sinclair”) on land adjacent to WSTR. In consideration for this lease, the Company allows Sinclair to advertise WSTR and its programming on the billboard. Deerfield Media acquired WSTR from Sinclair in December 2012 and splits advertising revenue generated by the television station with Sinclair. In making its determination that this relationship does not affect Mr. Mumblow’s independence, the Board noted that: the billboard lease providing for the advertising of WSTR remains between the Company and Sinclair; Sinclair owns the land on which the billboard sits; and neither Mr. Mumblow nor Deerfield Media receive any consulting, advisory or other compensatory fees from the Company as a result of the in-kind advertising arrangement between the Company and Sinclair.

Meetings in Executive Session. Our independent directors have regularly scheduled meetings at which only independent directors are present. During 2012, the independent directors met in executive session on two occasions.

Risk Oversight. As part of its charter, the Board is responsible for monitoring the risks that affect the Company, including operational, legal, regulatory, strategic and reputational risks. As part of routine Board meetings, management presents the Board with updates regarding key facets of the Company’s operations. The Board is responsible for assessing risks based on their working knowledge of the Company and the risks inherent in its business. As discussed below, the Audit Committee is responsible for monitoring the Company’s financial risk.

Audit Committee. The Audit Committee currently consists of Stephen P. Mumblow (Chair), Thomas V. Reifenheiser and John E. Koerner, III. Our Board of Directors has determined that each member of the Audit Committee satisfies the independence and financial literacy requirements as defined by applicable Nasdaq Stock Market listing standards governing the qualifications of Audit Committee members. Stephen P. Mumblow qualifies as an “audit committee financial expert” under the rules of the SEC and satisfies the financial sophistication requirements under applicable Nasdaq Stock Market listing qualifications. The Audit Committee assists our Board of Directors in fulfilling its responsibility for general oversight over the integrity of our financial statements, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function. The Audit Committee is also responsible for the appointment (and when appropriate, replacement) and oversight of our independent registered public accounting firm and our internal auditor. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee has been delegated by the Board the responsibility of monitoring the Company’s financial risks. Any material financial risks identified by the Audit Committee are reported to the full Board.

Compensation Committee. The Compensation Committee currently consists of Thomas V. Reifenheiser (Chair), John Maxwell Hamilton, and Stephen P. Mumblow, each of whom meets the independence requirements as defined by applicable Nasdaq Stock Market listing standards governing the independence of directors. The Committee’s responsibilities include evaluating the performance of the Chief Executive Officer and our other executive officers and reviewing and determining such officers’ cash and equity-based compensation and benefits. The Compensation Committee operates under a written charter adopted by the Board of Directors. For additional information regarding the Compensation Committee’s role in setting compensation, delegation of their authority and our use of compensation consultants, please see the Compensation Discussion and Analysis section of this proxy statement, which begins on page 16.

Nominating and Governance Committee. The Nominating and Governance Committee currently consists of John E. Koerner, III (Chair), Thomas V. Reifenheiser, John Maxwell Hamilton and Stephen P. Mumblow, each of whom meets the independence requirements as defined by applicable Nasdaq Stock Market listing standards governing the independence of directors. The Committee’s responsibilities include identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next Annual Meeting of Stockholders, as well as candidates to fill vacancies on the Board. Additionally, the Committee recommends to the Board the directors to be appointed to Board committees. The Committee also developed and recommended to the Board a set of corporate governance guidelines and oversees the effectiveness of our corporate governance in accordance with those guidelines. The Nominating and Governance Committee operates under a written charter adopted by the Board of Directors.

The process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requesting Board members and others to submit recommendations, evaluating biographical information and background materials relating to potential candidates, and interviewing (with Board members) selected candidates.

In considering whether to recommend any candidate for inclusion in the Board’s slate of director nominees, the Nominating and Governance Committee will evaluate the candidate against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including, among others:

•	the extent to which the candidate’s skills, experience, and perspective adds to the range of talent appropriate for the Board and whether such attributes are relevant to our industry;

•	the candidate’s ability to dedicate the time and resources sufficient for the diligent performance of Board duties;

•	whether the candidate meets the independence requirements under applicable Nasdaq Stock Market listing standards; and

•	the extent to which the candidate holds any position that would conflict with responsibilities to the Company.

The Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities.

The Nominating and Governance Committee and the Board do not have a formal diversity policy. In identifying nominees for director, however, consideration is given to the diversity of professional experience, education and backgrounds among the directors so that a variety of points of view are represented in Board discussions and deliberations concerning our business.

Stockholders may recommend candidates for the Nominating and Governance Committee to consider as potential director nominees by submitting names, biographical information, and background materials to the Nominating and Governance Committee, c/o General Counsel, Lamar Advertising Company, 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808. The Nominating and Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis as further described in the Committee’s charter. See “Board of Directors and Committees—Committee Charters” below. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria used for candidates submitted by Board members. The Committee will also consider whether to nominate any person nominated by a stockholder in accordance with the provisions of the Company’s bylaws relating to stockholder nominations as described in “Deadline for Stockholder Proposals and Director Nominations” below. To date, no stockholder has recommended a candidate for director nominee to the Nominating and Governance Committee or to the Board of Directors.

Committee Charters. You may view copies of the charters of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, as currently in effect, on the corporate governance section of our website, www.lamar.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions

Effective July 1, 1996, the Lamar Texas Limited Partnership, one of the Company’s subsidiaries, and Reilly Consulting Company, L.L.C., which was controlled by Kevin P. Reilly, Sr., entered into a consulting agreement. This consulting agreement, as amended, had a term through December 31, 2008 with automatic one-year renewal terms, subject to termination by either party. The agreement provided for an annual consulting fee of $190,000 for the five-year period commencing on January 1, 2004 and an annual consulting fee of $150,000 for any subsequent one-year renewal term. The agreement was renewed for an additional one-year term effective as of December 31, 2011, and terminated on September 30, 2012. The total consulting fees paid for the year ended December 31, 2012, was $112,000. The agreement has a non-disclosure provision and a non-competition restriction that will remain in effect until September 30, 2014. Kevin P. Reilly, Jr., Sean Reilly, Anna Reilly and Wendell Reilly are the children of Kevin P. Reilly, Sr. Kevin P. Reilly, Jr. is our Chairman of the Board, President and a nominee for director; Sean Reilly is our Chief Executive Officer; and Anna Reilly and Wendell Reilly are each nominees for director.

In June 2011, the Company entered into a service contract with Joule Energy LA, LLC (“Joule”), of which Ross L. Reilly is a member and owns a 26.66% interest. Joule provided services related to the Company’s installation of solar arrays in the State of Louisiana, which services were completed under the contract in 2012. In addition, from time to time beginning in 2012, Joule provides lighting installation services for certain of the Company’s billboards in the State of Louisiana. The total service fees paid to Joule for the year ended December 31, 2012, was approximately $809,000. Ross L. Reilly is the son of Kevin P. Reilly, Jr., our Chairman of the Board and President and nominee for director.

Policy on Related Person Transactions

Related persons include any of our directors or executive officers, certain of our shareholders and their immediate family members. A conflict of interest may occur when an individual’s private interest interferes, or appears to interfere, in any way with the interests of the Company. Our Code of Business Conduct and Ethics requires all directors, officers and employees to disclose to management any situations that may be, or appear to be, a conflict of interest. Once management receives notice of a conflict of interest, they will review and investigate the relevant facts and will then generally consult with our General Counsel and the Audit Committee as appropriate.

Under the Audit Committee’s charter, the Audit Committee is responsible for reviewing and pre-approving any related party transactions. Copies of our Code of Business Conduct and Ethics and of our Audit Committee charter are available on our website at www.lamar.com.

In addition to the reporting requirements under the Code of Business Conduct and Ethics, each year our directors and executive officers complete questionnaires identifying any transactions with us in which the executive officers or directors or any immediate family members have an interest. Any such transactions or other related party transactions are reviewed and brought to the attention of the Audit Committee as appropriate.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Thomas V. Reifenheiser (Chair), John Maxwell Hamilton, and Stephen P. Mumblow. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Our Compensation Committee has responsibility for establishing, implementing and maintaining the compensation program for our executive officers. For the year ended December 31, 2012, our executive officers consisted of our Chairman of the Board and President, Chief Executive Officer and Chief Financial Officer, which are also referred to herein as the “named executive officers.” This Compensation Discussion and Analysis sets forth the objectives and material elements of the compensation paid to our named executive officers for fiscal 2012.

Executive Compensation Philosophy

The primary objective of our executive compensation program is to retain and reward executive officers who contribute to our long-term success. We believe this requires a competitive compensation structure both as compared to similarly situated companies in the media industry and other companies that are our peers in terms of annual revenues. Additionally, we seek to align a significant portion of executive officer compensation to the achievement of specified Company performance goals. Incentive cash bonuses are included to drive executive performance by having pay at risk so that a significant portion of potential cash compensation is tied to goal achievement. We also include performance-based equity grants as a significant component of prospective executive compensation so that the value of a portion of executive compensation is tied directly to the performance of our Class A Common Stock. In addition, the Compensation Committee instituted a discretionary bonus program in 2008. This program was adopted as an acknowledgement that compensation might be warranted for reasons outside the scope of the performance metrics used in the Company’s incentive programs.

Use of Compensation Consultants and Peer Group Data

Our Compensation Committee did not consult with any compensation consultants in conjunction with its executive officer compensation determinations for fiscal 2012. The Committee developed the basic framework for its executive compensation program in conjunction with a compensation consultant in 2006 and has continued to use this framework for its executive compensation determinations for fiscal 2012. The Committee did not obtain peer group information, as it did not seek to set executive officer compensation to a specific percentile of the range of total compensation represented by a specified group when making its executive compensation determinations for fiscal 2012.

Material Elements of Executive Officer Compensation

The key elements of compensation for our executive officers are: base salaries, performance-based cash incentive awards, performance-based equity awards and discretionary cash bonus awards. Executives may also participate, on the same terms as all other employees, in a 401(k) retirement savings plan and health and welfare benefits.

Base Salary. We pay a base salary to each of our named executive officers. The objective of base salary is to provide a fixed component of cash compensation to the executive that reflects the level of responsibility associated with the executive’s position and is competitive with the base compensation the executive could earn in a similar position at comparable companies. Base salary for our named executive officers is reviewed annually in light of market compensation, tenure, individual performance, Company performance and other subjective considerations. Typically our Chairman of the Board and President makes recommendations to the Compensation Committee with regard to base salary for the executive officers that he believes are justified in light of these considerations.

In March 2012, the Compensation Committee reviewed current base salaries in conjunction with our Chairman of the Board and President in the context of the Company’s current performance and the overall economic environment. The Committee considered the Company’s performance in 2011 and budget for 2012. The Committee also considered the promotion in February 2011 of Mr. Sean E. Reilly to Chief Executive Officer and the related increase in his responsibilities. In light of all factors, the Committee determined to increase the base salary for Mr. Sean E. Reilly to $700,000 effective April 1, 2012, and that no increases to base salaries were warranted for the Chairman of the Board and President and Chief Financial Officer. Accordingly, the Committee approved the base salaries for Mr. Kevin P. Reilly, Jr. and Mr. Istre at their current levels, which have remained unchanged since 2006.

Performance-Based Incentive Compensation. The Company’s incentive compensation program consists of two types of awards that are granted under the Company’s 1996 Equity Incentive Plan: (i) a performance-based incentive cash bonus and (ii) a performance-based incentive equity award. This compensation program was designed by the Committee to link a significant portion of overall executive officer compensation to the achievement of enumerated performance targets while maximizing the Company’s ability to deduct named executive officer compensation for tax purposes under Section 162(m) of the Internal Revenue Code (the “Code”). By including a fixed share equity award as a significant portion of executive compensation, the aggregate value of each executive officer’s compensation is dependent on the performance of the Company’s Class A Common Stock.

Incentive Cash Bonus. The Committee sets target amounts for incentive cash bonuses for each of the named executive officers with corresponding performance goals. The Committee reviews those target amounts annually based the executive’s roles and responsibilities, the Company’s performance, and the current economic environment. In line with its determination with respect to base salaries for the Chairman of the Board and President and Chief Financial Officer, the target cash amounts for all named executive officers have remained constant year over year since 2006. The Committee then approved the performance goals for 2012 pursuant to which any payout of incentive cash bonus awards would be based. The Committee also continued its practice of providing the possibility of higher payouts that provide incentives for superior performance above the 100% targeted levels of achievement, which can result in an incentive cash bonus in an amount that is up to 200% of the target amount.

When setting the performance goals for the executive officers’ incentive cash bonuses for fiscal 2012, the Committee met with management to review current operating budgets and financial projections along with any current initiatives that could impact the Company’s anticipated 2012 results. The Committee determined that the Company’s pro forma net revenue growth and pro forma earnings before interest, taxes, depreciation and amortization and adjusted for gain or loss on disposition of assets and investments (referred to in this proxy statement as “EBITDA”) growth are the appropriate measures on which to base incentive compensation as these measures are the primary measures used by both management and the investor community to evaluate the Company’s performance.

The Committee’s goal when determining the specific performance thresholds is to set target (100%) goal achievement at a challenging but achievable level based on the 2012 operating budget in order to provide appropriate incentives for management in the context of the current fiscal year’s projected results and current business plan. The Committee also considered comparative executive compensation information for several peer companies during the 2008 to 2010 period. To better align the Company’s performance and the level of award achievement, the Committee maintained the increased threshold established in 2011 for minimum achievement of both cash incentive and equity incentive awards, which is 65% of the target amount. The 2012 performance goals for incentive cash bonuses were based on achievement of pro forma revenue growth and pro forma EBITDA growth for fiscal 2012 over fiscal 2011 with 50% of the total bonus amount tied to each metric. Tables setting forth the actual performance thresholds for fiscal 2012 are set forth below on pages 20 and 21.

In February 2013, the Committee reviewed the Company’s 2012 performance. Despite pro forma revenue growth below targeted performance levels, the Company continued to manage its balance sheet by completing institutional private placements of $535 million aggregate principal amount of 5% Senior Subordinated Notes due 2023 and $500 million aggregate principal amount of 5 7/8% Senior Subordinated Notes due 2022, making over $295 million in net payments on debt outstanding under its senior credit facility and repurchasing and retiring approximately $843 million in aggregate principal amount of its 6 5/8% Senior Subordinated Notes due 2015. The Company’s acquisitions of outdoor advertising assets, successful implementation of a new operations management structure and preliminary planning related to the Company’s potential conversion to a Real Estate Investment Trust were also noted.

Following this review, the Committee certified that (i) the Company’s pro forma net revenue growth resulted in attainment of 90% of each executive officer’s target cash incentive bonus for fiscal 2012 based on revenue, and (ii) the Company’s pro forma EBITDA growth resulted in attainment of 100% of each executive officer’s target cash incentive bonus for fiscal 2012 based on EBITDA. The total 2012 cash incentive bonus for each executive is set forth below and is reflected in the Non-Equity Incentive Plan Compensation column of the 2012 Summary Compensation Table on page 25 of this proxy statement.

Incentive Cash Bonus

	2012 Awards
	Portion Based on Pro Forma Net Revenue Growth ($)	Portion Based on Pro Forma EBITDA Growth ($)	Total ($)
Kevin P. Reilly, Jr. Chairman of the Board and President	180,000	200,000	380,000
Sean E. Reilly Chief Executive Officer	112,500	125,000	237,500
Keith A. Istre Chief Financial Officer and Treasurer	112,500	125,500	237,500

Incentive Equity Awards. The Committee also determined the target amount of incentive equity awards for each of the named executive officers at its March 2012 meeting. These target equity award amounts were set at 44,000 shares for both Kevin P. Reilly, Jr. and Sean E. Reilly and at 26,000 shares for Keith A. Istre. The Committee maintained the same fixed share amounts used since 2006. The Committee noted the unpredictability and volatility in the market at that time and determined that the share amounts and potential value to each executive officer appropriately reflected historical share prices and comported with its view of the equity incentive as a long-term incentive that should not be adjusted based on near-term volatility.

Under the terms of the Company’s incentive equity award program, no shares of stock are issued unless and until the relevant performance goals have been met and certified by the Compensation Committee. Any earned shares are issued as soon as practicable following such certification and are fully vested at the time of issuance. The Committee feels that the use of stock awards as a part of its compensation program aligns executive compensation to the creation of shareholder value but not to such an extent that it would create incentives for executives to focus solely on short-term stock appreciation to the exclusion of long-term strategy.

The pro forma revenue growth and pro forma EBITDA growth metrics for fiscal 2012 over fiscal 2011 used in the context of the incentive cash awards were used to determine the achievement of incentive equity awards, except that the amounts were calculated after giving effect to the payment of executive officer cash incentive bonus awards. In addition, unlike incentive cash awards, there is no opportunity to achieve greater than 100% of the target equity awards. On that basis, (i) the Company’s pro forma net revenue growth resulted in attainment of 90% of each executive officer’s target incentive equity award for 2012 based on revenue and (ii) the Company’s pro forma EBITDA growth resulted in attainment of 100% of each executive officer’s target incentive equity award for 2012 based on EBITDA. The total 2012 incentive equity awards earned by each executive is set forth below and reflected in the Stock Awards column of the 2012 Summary Compensation Table on page 25 of this proxy statement (see footnote 1 to the 2012 Summary Compensation Table, which describes the assumptions underlying the calculation of the aggregate grant date fair value of these awards).

Incentive Equity Awards

	2012 Awards
	Portion Based on Pro Forma Net Revenue Growth (#)	Portion Based on Pro Forma EBITDA Growth (#)	Total Shares Class A Common Stock (#)
Kevin P. Reilly, Jr. Chairman of the Board and President	19,800	22,000	41,800
Sean E. Reilly Chief Executive Officer	19,800	22,000	41,800
Keith A. Istre Chief Financial Officer and Treasurer	11,700	13,000	24,700

The tables that follow set forth the level of pro forma net revenue and pro forma EBITDA growth required for fiscal 2012 over fiscal 2011 to achieve the stated percentage of target incentive awards for our named executive officers, as set by the Committee in March 2012. These goals relate to achievement of both incentive cash and incentive equity awards, except that equity awards cannot exceed their target amount irrespective of goal achievement in excess of the 100% level.

2012 POTENTIAL INCENTIVE AWARDS

Pro Forma Net Revenue Growth(1) – 50%

Incentive Cash Bonus
Pro Forma Net Revenue Growth	Percentage of Target Bonus Earned
Less than 2.2%	0%
At least 2.2% but less than 2.4%	65%
At least 2.4% but less than 2.6%	70%
At least 2.6% but less than 2.7%	75%
At least 2.7% but less than 2.9%	80%
At least 2.9% but less than 3.1%	85%
At least 3.1% but less than 3.2%	90%*
At least 3.2% but less than 3.4%	95%
At least 3.4% but less than 4.0%	100%
At least 4.0% but less than 4.5%	125%
At least 4.5% but less than 5.0%	150%
At least 5.0% but less than 5.5%	175%
At least 5.5% or greater	200%

Incentive Equity Award
Pro Forma Net Revenue Growth	Percentage of Target Bonus Earned
Less than 2.2%	0%
At least 2.2% but less than 2.4%	65%
At least 2.4% but less than 2.6%	70%
At least 2.6% but less than 2.7%	75%
At least 2.7% but less than 2.9%	80%
At least 2.9% but less than 3.1%	85%
At least 3.1% but less than 3.2%	90%*
At least 3.2% but less than 3.4%	95%
At least 3.4% or greater	100%

*	Denotes goal achieved for 2012 as certified by the Compensation Committee.
(1)	Pro forma net revenue growth is based on the Company’s net revenue growth in 2012 over 2011 based on actual 2012 net revenue versus 2011 net revenue, as adjusted to reflect acquisitions and divestitures for the same time frame as actually owned in 2012.

2012 POTENTIAL INCENTIVE AWARDS

Pro Forma EBITDA Growth(1) – 50%

Incentive Cash Bonus
Pro Forma EBITDA Growth	Percentage of Target Bonus Earned
Less than 2.5%	0%
At least 2.5% but less than 2.7%	65%
At least 2.7% but less than 2.9%	70%
At least 2.9% but less than 3.0%	75%
At least 3.0% but less than 3.2%	80%
At least 3.2% but less than 3.4%	85%
At least 3.4% but less than 3.6%	90%
At least 3.6% but less than 3.8%	95%
At least 3.8% but less than 5.0%	100%*
At least 5.0% but less than 5.5%	125%
At least 5.5% but less than 6.0%	150%
At least 6.0% but less than 6.5%	175%
At least 6.5% or greater	200%

Incentive Equity Award
Pro Forma EBITDA Growth	Percentage of Target Bonus Earned
Less than 2.5%	0%
At least 2.5% but less than 2.7%	65%
At least 2.7% but less than 2.9%	70%
At least 2.9% but less than 3.0%	75%
At least 3.0% but less than 3.2%	80%
At least 3.2% but less than 3.4%	85%
At least 3.4% but less than 3.6%	90%
At least 3.6% but less than 3.8%	95%
At least 3.8% or greater	100%*

*	Denotes goal achieved for 2012 as certified by the Compensation Committee.
(1)	Pro forma EBITDA growth is calculated in the same manner as pro forma net revenue growth with adjustments being made in the 2011 period to reflect acquisitions and divestitures for the same time frame as actually owned in 2012 and is also adjusted, solely with respect to calculation of incentive cash bonuses, to eliminate the expense in the period related to executive bonuses.

Discretionary Bonus Awards. In 2012, the Committee continued the discretionary bonus program initiated in 2008. This program was adopted to provide for awards of discretionary cash compensation to reward, if applicable, individual performance or successful initiatives during the course of the fiscal year that may not otherwise be captured by the Company’s incentive award program. Payment under the discretionary bonus program is not contingent upon the failure to attain the performance goals under the incentive award program. Pursuant to this program, the Committee may grant a cash bonus to any executive officer in an amount up to 50% of such executive officer’s 2012 base salary, in its sole discretion. Any such award is based upon the Committee’s evaluation of each executive officer’s respective 2012 performance.

In February 2013, the Committee reviewed the Company’s performance against budget, the two institutional private placements of senior subordinated notes, acquisitions of outdoor advertising assets, successful implementation of a new operations management structure and preliminary planning related to the Company’s potential conversion to a Real Estate Investment Trust. After consideration of these factors and review with management of the cash bonus awards being made to non-executive officers of the Company, the Committee decided to award the discretionary bonuses detailed below to Sean E. Reilly and Keith A. Istre.

Discretionary Bonus Awards

Cash Amount ($)
Sean E. Reilly Chief Executive Officer	100,000
Keith A. Istre Chief Financial Officer and Treasurer	100,000

Consideration of Prior Stockholder Advisory Vote on Executive Compensation

At the Company’s 2011 Annual Meeting of Stockholders, over 98% of shares present at the meeting for purposes of the proposal were voted to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement for that meeting, thus ratifying our compensation philosophy and approach. Our Board of Directors, and the Committee in particular, considered this overwhelming support, as well as our past operating performance, in making the determination that the fundamental characteristics of our executive compensation program should remain intact for 2012. However, the Committee will continue to monitor stockholder feedback as it reviews and establishes future executive compensation plans and determines awards for our named executive officers. Our Board of Directors determined that an advisory vote will be conducted on a triennial basis.

Other Compensation Components

Perquisites. We provide certain perquisites to our executive officers, including use of the Company’s aircraft and a Company car. Our executive officers are entitled to use our Company aircraft. Our executive officers also have access to Company aircraft for personal travel. These perquisites provide flexibility to the executives and increase travel efficiencies, allowing more productive use of executive time. More detail on these perquisites and other perquisites provided to our executive officers may be found below in the 2012 Summary Compensation Table.

Deferred Compensation. The Company has a deferred compensation plan for certain officers. Under this plan, officers who meet certain years of service and other criteria are eligible to receive Company contributions into their accounts in the Lamar Deferred Compensation Plan. Officers do not have the option of deferring any portion of their earned cash compensation through additional voluntary contributions to the plan. Due to economic conditions, the Company did not contribute to any employee deferred compensation accounts for fiscal 2009 or 2008, but reinstated deferred compensation payments to eligible employees beginning in 2010.

The deferred compensation plan is not funded by us, and participants have an unsecured contractual commitment from us to pay the amounts due under the deferred compensation plan. When payments under the plan are due, the funds are distributed from our general assets. The Company does not offer preferential earnings on deferred compensation. Deferred compensation is intended as a long-term savings vehicle for our officers in light of the fact that the Company does not offer any traditional pension or defined benefit plan. The Compensation Committee does not consider deferred compensation accounts when setting executive pay levels, since this represents compensation that has previously been earned and individual accounts are a function of personal investment choices and market-based earnings.

Tax Implications

U.S. federal income tax law (Section 162(m) of the Code) prohibits publicly-traded companies from taking a tax deduction for certain compensation paid in excess of $1,000,000 to the company’s Chief Executive Officer and three other most highly compensated executive officers (other than the Chief Financial Officer). However, the statute exempts qualifying performance-based compensation from the deduction limit provided certain requirements are met. The Company’s policy is to design its incentive compensation programs to qualify for full corporate deductibility to the extent feasible and consistent with the Company’s overall compensation goals and objectives. However, the Committee may exercise its discretion to pay nondeductible compensation if following the requirements of Section 162(m) of the Code would not be in the interests of shareholders.

Stock options granted under an equity compensation plan are performance-based compensation if (a) stockholders approve a maximum aggregate per person limit on the number of shares that may be granted each year, (b) any stock options are granted by a committee consisting solely of outside directors, and (c) the stock options have an exercise price that is not less than the fair value of common stock on the date of grant. In the case of performance-based incentive cash awards, restricted stock, restricted stock units and unrestricted stock issuable upon achievement of performance goals, Section 162(m) requires that the general business criteria of any performance goals that are established by our Compensation Committee be approved and periodically reapproved by stockholders (generally, every five years) in order for such awards to be considered performance-based and deductible by the employer. Generally, the performance goals must be established before the beginning of the relevant performance period. Furthermore, satisfaction of any performance goals during the relevant performance period must be certified by the Compensation Committee. Our shareholder-approved 1996 Equity Incentive Plan meets the conditions necessary for deductibility of certain performance-based awards issued under the plan, and our Compensation Committee designed the 2012 incentive compensation program with the intention of satisfying Section 162(m) with respect to stock options, incentive stock awards and incentive cash awards granted to covered employees.

Payments Upon Termination or Change–in–Control

We do not have employment agreements or other agreements with any of our executive officers that entitle them to payments upon termination or in the event of a change-in-control.

Compensation Policies and Practices as they Relate to Risk Management

Our management has reviewed its compensation policies and practices in conjunction with our Compensation Committee to determine if these policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Company’s basic compensation structure, as described above, includes base salaries, incentive cash bonuses and, for officers of the Company (including certain non-executive officers), incentive equity compensation that primarily consists of annual performance-based equity awards. In light of this review of the compensation structure and its mix of both fixed and variable compensation, the Company concluded that there are no risks arising from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement, for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

By the Compensation Committee,

Thomas V. Reifenheiser (Chair)

John Maxwell Hamilton

Stephen P. Mumblow

2012 Summary Compensation Table

The following table sets forth certain compensation information for our named executive officers. The table reflects each officer’s position as of December 31, 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)(4)		Total ($)
Kevin P. Reilly, Jr.	2012	700,000	—	1,445,840	(5)	380,000	256,387	(6)	2,782,227
Chairman of the Board and President	2011	700,000	130,000	1,408,000	(7)	130,000	148,268		2,516,768
	2010	700,000	—	1,554,080	(8)	500,000	159,628		2,913,708
Sean E. Reilly	2012	650,000	100,000	1,445,840	(5)	237,500	239,951	(6)	2,673,291
Chief Executive Officer	2011	500,000	81,250	1,408,000	(7)	81,250	139,043		2,209,543
	2010	500,000	—	1,554,080	(8)	312,500	114,877		2,481,457
Keith A. Istre	2012	450,000	100,000	854,360	(5)	237,500	52,500		1,694,360
Chief Financial Officer and Treasurer	2011	450,000	81,250	832,000	(7)	81,250	52,500		1,497,000
	2010	450,000	—	918,320	(8)	312,500	52,500		1,733,320

(1)	Reflects the aggregate grant date fair value recognized for financial statement reporting purposes in accordance with ASC Topic 718. With respect to stock awards, the grant date fair value is calculated assuming the probable outcome of achievement, which on the grant date was expected to be 100% of the target equity incentive award amount, rather than the value of the actual award earned on the date when issued to the officer. For the assumptions underlying the valuation of these awards see Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 28, 2013.
(2)	Amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect the incentive cash awards granted at the beginning of each year, earned based on performance during that fiscal year and paid in the following fiscal year. The 2012 awards are described in further detail under the heading “Performance-Based Incentive Compensation—Incentive Cash Bonus” in the Compensation Discussion and Analysis and are also reflected in the table “Grants of Plan-Based Awards” under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”
(3)	Includes $121,347, $61,773 and $83,878 for Mr. Kevin P. Reilly, Jr. and $130,125, $74,415 and $55,517 for Mr. Sean E. Reilly for the personal use of Company aircraft in 2012, 2011 and 2010, respectively, as further described below. The amounts included in the “All Other Compensation” column also include the following perquisites provided to our named executive officers (except as otherwise indicated), which are valued at the Company’s incremental cost, none of which individually exceeded $25,000: (a) personal use of a Company car, (b) Company-paid health insurance premiums and medical reimbursements, and (c) Company-paid premiums for term life insurance for Mr. Kevin P. Reilly, Jr. Executives also have access to a country club at which the Company has a membership, but the executives pay all fees related to such personal use, resulting in no additional incremental cost to the Company.

The Company’s incremental cost for personal use of the corporate aircraft is based on the incremental cost to the Company calculated based on the variable costs, related to the number of flight hours used, including fuel costs, landing/ramp fees, trip-related maintenance, crew travel expenses, supplies and catering, aircraft accrual expenses per hour of flight, any customs and foreign permit or similar fees. Our fixed costs that do not change based on usage, such as pilot salaries and the cost of maintenance not related to trips are excluded. The incremental cost to the Company for personal use of a Company car is calculated as a portion of the annual lease, mileage and fuel attributable to the personal use.
(4)	Also includes employer contributions under the Company’s deferred compensation plan of $57,500 for Mr. Kevin P. Reilly, Jr. and $50,000 for each of Mr. Sean E. Reilly and Mr. Istre in each of 2012, 2011 and 2010.
(5)	The ASC Topic 718 value of the shares actually earned based on achievement of performance goals for fiscal 2012, which awards were certified as earned by the Compensation Committee and issued on February 25, 2013, was $1,373,548 for each of Mr. Kevin P. Reilly, Jr. and Mr. Sean E. Reilly and $811,642 for Mr. Istre.
(6)

Includes the payment of filing fees of $45,000 on behalf of each of Mr. Kevin P. Reilly, Jr. and Mr. Sean E. Reilly in connection with filings made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”). The Compensation Committee reviewed the legal requirements under the HSR Act and the triggering events for the filing requirement as a result of incentive equity awards granted to such executive officers. Based on this review, the Compensation Committee approved the payment by the Company of the HSR Act filing fees otherwise payable by the executive officers. The Compensation Committee determined that these payments were appropriate because of the unavailability of an HSR Act exemption for receipt of stock by executive officers and because the filing obligation arose as a direct result of Mr. Kevin P. Reilly, Jr. and Mr. Sean E. Reilly serving as officers of the Company. The Compensation Committee further noted that the filing requirement was triggered by the cumulative holdings of the executive officers that were received over a long period of time during which they have made substantial contributions to the Company and its growth. Mr. Kevin P. Reilly, Jr. and Mr. Sean E. Reilly each was responsible for taxes due as a result of the Company paying the filing fees and they were not provided a tax gross-up payment related to the imputed compensation associated with this payment on their behalf.

(7)	The ASC Topic 718 value of the shares actually earned based on achievement of performance goals for fiscal 2011, which awards were certified as earned by the Compensation Committee on February 20, 2012, was $457,600 for both Mr. Kevin P. Reilly, Jr. and Mr. Sean E. Reilly and $270,400 for Mr. Istre.
(8)	Award was certified as earned by the Compensation Committee and issued on February 21, 2011.

Grants of Plan-Based Awards in Fiscal Year 2012

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin P. Reilly, Jr.	3/14/2012	260,000	400,000	800,000	28,600	44,000	44,000	1,445,840
Sean E. Reilly	3/14/2012	162,500	250,000	500,000	28,600	44,000	44,000	1,445,840
Keith A. Istre	3/14/2012	162,500	250,000	500,000	16,900	26,000	26,000	854,360

(1)	Represents the possible cash bonus granted under our 1996 Equity Incentive Plan that could be earned by achieving defined performance goals. Threshold amount assumes minimum attainment of both EBITDA and revenue levels to receive payment.
(2)	These awards constitute possible shares of our Class A Common Stock issuable upon achievement of defined performance goals under our 1996 Equity Incentive Plan. Threshold amount assumes minimum attainment of both EBITDA and revenue levels to receive payment.
(3)	Reflects the aggregate grant date fair value in accordance with ASC Topic 718 assuming the probable outcome of achievement, which on the grant date was expected to be 100% of the target equity incentive award amount, rather than the value of the actual award earned on the date when issued to the officer. For the assumptions underlying the valuation of these awards see Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 28, 2013.

Outstanding Equity Awards at Fiscal Year-End 2012

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Kevin P. Reilly, Jr.	65,778 80,000	(1) (2)	16,444 20,000	(1) (2)	15.67 18.25	7/2/2019 5/28/2019
Sean E. Reilly	— 80,000	(2)	16,444 20,000	(1) (2)	15.67 18.25	7/2/2019 5/28/2019
Keith A. Istre	— 85,919	(2)	4,665 21,812	(1) (2)	15.67 18.25	7/2/2019 5/28/2019

(1)	Granted on July 2, 2009. 20% of the award vested immediately upon grant, and an additional 20% vests on the next four anniversaries of the grant date.
(2)	Granted on May 28, 2009. 20% of the award vested immediately upon grant, and an additional 20% vests on the next four anniversaries of the grant date.

Option Exercises and Stock Vested in Fiscal Year 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin P. Reilly, Jr.	—	—	—	—
Sean E. Reilly	65,778	1,581,303	—	—
Keith A. Istre	20,000	341,163	—	—

Non-Qualified Deferred Compensation for Fiscal Year 2012

Name	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Balance at Last FYE ($)(3)
Kevin P. Reilly, Jr.	57,500	470,859	3,628,552
Sean E. Reilly	50,000	98,334	688,206
Keith A. Istre	50,000	63,883	607,440

(1)	Amounts in this column are included in the “All Other Compensation” column in the 2012 Summary Compensation Table.
(2)	Amounts in this column are not included in the 2012 Summary Compensation Table because they were not preferential or above market.
(3)	This column includes amounts in each named executive officer’s total deferred compensation account as of the last day of fiscal 2012, which includes (i) the following total contributions reported in each of the Company’s previous proxies: Mr. Kevin P. Reilly, Jr., $754,000; Mr. Sean E. Reilly, $465,000; and Mr. Keith A. Istre, $411,500; and (ii) aggregate earnings on all previously contributed amounts. This column does not include contributions for each officer for the 2012 FY, which were made in January 2013 and reported in the first column.

The Company sponsors a deferred compensation plan for the benefit of certain of its board-elected officers who meet specific age, years of service and other criteria. Officers that have attained the age of 30, have a minimum of 10 years of service and satisfy additional eligibility guidelines are eligible for annual Company contributions to the plan, depending on the employee’s length of service. The Company’s contributions to the plan are maintained in a rabbi trust. Upon termination, death or disability, participating employees are eligible to receive an amount equal to the fair market value of the assets in the employee’s deferred compensation account either in a lump sum distribution or in twenty percent installments over a five-year period.

Director Compensation in Fiscal Year 2012

The following table sets forth a summary of the compensation we paid to our non-employee directors during 2012. Mr. Kevin P. Reilly, Jr. receives no additional compensation for Board service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Consideration ($)		Total ($)
John Maxwell Hamilton(2)	60,000	34,980	—		94,980
John E. Koerner, III(3)	57,000	49,986	—		106,986
Stephen P. Mumblow(4)	81,000	54,980	—		135,980
Thomas V. Reifenheiser(5)	72,000	49,986	—		125,986
Anna Reilly(6)	42,000	29,987	45,000	(7)	116,987
Wendell Reilly(8)	42,000	29,987	45,000	(7)	116,987

(1)	Reflects the aggregate grant date fair value recognized for financial statement reporting purposes for fiscal year 2012 in accordance with ASC Topic 718 that relates to the value of the shares awarded upon each director’s election in 2012. For the assumptions underlying the valuation of these awards see Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 28, 2013.
(2)	As of December 31, 2012, Mr. Hamilton held options to purchase 28,000 shares of the Company’s Class A Common Stock.
(3)	As of December 31, 2012, Mr. Koerner held options to purchase 10,000 shares of the Company’s Class A Common Stock.
(4)	As of December 31, 2012, Mr. Mumblow held options to purchase 28,000 shares of the Company’s Class A Common Stock.
(5)	As of December 31, 2012, Mr. Reifenheiser held options to purchase 13,200 shares of the Company’s Class A Common Stock.
(6)	As of December 31, 2012, Ms. Reilly held options to purchase 10,000 shares of the Company’s Class A Common Stock.
(7)	Consists of the payment of filing fees of $45,000 on behalf of each of Ms. Reilly and Mr. Wendell Reilly in connection with filings made under the HSR Act. The Compensation Committee reviewed the legal requirements under the HSR Act and the triggering events for the filing requirement as a result of a distribution to the directors from the Reilly Family Limited Partnership. Based on this review, the Compensation Committee approved the payment by the Company of the HSR Act filing fees otherwise payable by the directors. The Compensation Committee determined that these payments were appropriate because of the unavailability of a “passive investor” exemption under the HSR Act due to Ms. Reilly and Mr. Wendell Reilly serving as directors of the Company at the time of the distribution. Ms. Reilly and Mr. Wendell Reilly each was responsible for taxes due as a result of the Company paying the filing fees and they were not provided a tax gross-up payment related to the imputed compensation associated with this payment on their behalf.
(8)	As of December 31, 2012, Mr. Wendell Reilly held options to purchase 10,000 shares of the Company’s Class A Common Stock.

For 2012, we paid our non-employee directors an annual fee of $42,000, paid monthly. We also reimburse non-employee directors for travel expenses incurred to attend board and committee meetings and expenses incurred to perform other, related responsibilities.

For 2012, we also paid each member of a committee of the Board of Directors a fee of $1,500 for each meeting attended. The Chairman of the Audit Committee received an additional annual fee of $12,000 and the Chairman of the Compensation and the Nominating and Governance Committees each received an additional fee of $6,000. These fees are paid on a quarterly basis.

Each non-employee director automatically receives upon his election or re-election at an annual meeting of stockholders a restricted stock award in shares of the Company’s Class A Common Stock with a fair market value as set forth below (rounded down to the nearest whole share), which fair market value is determined based upon the closing price of the Class A Common Stock on the date of such election, 50% of which is fully vested on the grant date and 50% of which vests on the last day of such director’s one-year term (the business day prior to the Company’s next annual meeting of stockholders) with pro-rated grants upon an election other than at an annual meeting of stockholders whether by action of the Board or the stockholders to fill a vacancy or otherwise.

Non-Employee Director	Fair Market Value of Restricted Stock Grant
Non-Committee Members	$30,000
Committee Members (not Chair)	$35,000
Chair of Compensation Committee	$50,000
Chair of Nominating and Governance Committee	$50,000
Chair of Audit Committee	$55,000

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012, with respect to shares of our Class A Common Stock that may be issued under our existing compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	2,357,651	(2)	$22.36	(3)	2,599,879	(4)(5)
Equity compensation plans not approved by security holders	n/a		n/a		n/a

Total	2,357,651		$22.36		2,599,879

(1)	Consists of the 1996 Equity Incentive Plan and 2009 Employee Stock Purchase Plan.
(2)	Includes shares issuable upon achievement of outstanding performance-based awards under our 1996 Equity Incentive Plan. Does not include purchase rights accruing under the 2009 Employee Stock Purchase Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.
(3)	Does not take into account shares issuable upon achievement of outstanding performance-based awards, which will be issued for no consideration.
(4)	Includes shares available for future issuance under the 2009 Employee Stock Purchase Plan. Under the evergreen formula of this plan, on the first day of each fiscal year beginning with 2010, the aggregate number of shares that may be purchased through the exercise of rights granted under the plan is increased by the lesser of (a) 500,000 shares, (b) one-tenth of one percent of the total number of shares of Class A Common Stock outstanding on the last day of the preceding fiscal year, and (c) a lesser amount determined by the board of directors. On January 1, 2013, 78,963 shares were added to the 2009 Employee Stock Purchase Plan pursuant to the evergreen formula.
(5)	In addition to stock option awards, the 1996 Equity Incentive Plan, as currently in effect, provides for the issuance of restricted stock, unrestricted stock and stock appreciation rights.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2012.

The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee the Company’s accounting and financial reporting, internal controls, and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the committee. The Audit Committee is comprised entirely of independent directors as defined by applicable Nasdaq Stock Market listing standards.

Management is responsible for our internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the standards established by the Public Company Accounting and Oversight Board (United States) and issuing a report thereon. The Committee’s responsibility is to monitor these processes. The Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP, our independent registered public accounting firm.

In the course of its oversight of the Company’s financial reporting process, the Audit Committee of the Board of Directors has:

•	reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2012;

•	discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence;

•	discussed with KPMG LLP its independence; and

•	considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining its independence.

Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

By the Audit Committee,

Stephen P. Mumblow (Chair)

John E. Koerner, III

Thomas V. Reifenheiser

PROPOSAL NO. 2: TO APPROVE AN AMENDMENT AND

RESTATEMENT OF THE COMPANY’S 1996 EQUITY INCENTIVE PLAN

We are asking stockholders to approve an amendment and restatement of the Company’s 1996 Equity Incentive Plan (the “Incentive Plan”) to increase the number of shares of Class A Common Stock of the Company available for issuance under the plan by two million five hundred thousand (2,500,000) shares so that the aggregate number of shares of Class A Common Stock available for issuance under the Incentive Plan is increased from thirteen million (13,000,000) to fifteen million five hundred thousand (15,500,000) shares. We believe the Incentive Plan is essential to our ability to attract and retain highly qualified employees in an extremely competitive environment in which employees view cash and equity incentives as an important component of their compensation. The description below summarizes the material provisions of the Incentive Plan and is qualified entirely by reference to the full text of the Incentive Plan, as amended by our Board of Directors and subject to stockholder approval, which has been filed with the SEC and will be made available upon written request to our principal executive offices at 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808, Attention: Secretary.

Summary of the Incentive Plan

General

The Incentive Plan is designed to provide us flexibility in awarding cash and equity incentives by providing for different types of incentives that may be awarded. The purpose of the Incentive Plan is to attract and retain directors, key employees and consultants of the Company and our eligible affiliated companies, to provide an incentive for participants to achieve long-range performance goals, and to enable participants to contribute to our long-term growth.

The Company adopted the original plan in July 1996. At that time, 2,000,000 shares of Class A Common Stock were initially reserved for issuance. The number of shares reserved for issuance under the plan increased to 3,000,000 shares as a result of a 3-for-2 stock split effected in February 1998, and further increased to 4,000,000 shares in 1999, 5,000,000 shares in 2000, 8,000,000 shares in 2002, 10,000,000 shares in 2004 and 13,000,000 shares in 2009 as a result of stockholder approvals of amendments to the plan at the Annual Meetings of Stockholders held in those years. The number of shares reserved for issuance under the Incentive Plan includes shares subject to options already granted and shares issued pursuant to options already exercised.

Administration and Eligibility

Awards under the Incentive Plan can be granted to employees, consultants, and directors of the Company as well as employees and consultants of our eligible subsidiaries who are capable of contributing significantly to the Company’s successful performance. The Compensation Committee administers the Incentive Plan, selects the participants, and establishes the terms and conditions of each award granted under the Incentive Plan, including the number of shares underlying options or other equity rights, the exercise price of such options or equity rights, and the time(s) at which such options or equity rights become exercisable.

Subject to certain limitations, the Compensation Committee may delegate to one or more executive officers of the Company the power to make awards (and all determinations relating to such awards) to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 or “covered employees” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”).

As of April 1, 2013, approximately 3,000 employees of the Company and its affiliates, including the Company’s three executive officers and its six directors (who are not executive officers), were eligible to participate in the Incentive Plan. As of that date, approximately 239 participants had outstanding awards under the Incentive Plan.

Types of Awards

The Incentive Plan allows the Compensation Committee to grant the following types of cash and equity-based awards:

•	incentive stock options (“ISOs”) for the purchase of shares of Class A Common Stock (the exercise prices of which must be at least equal to 100% of the fair market value of the shares underlying the options on the date of grant, and the terms of which may not exceed ten years);

•	nonstatutory stock options for the purchase of shares of Class A Common Stock;

•	restricted shares of Class A Common Stock;

•	unrestricted shares of Class A Common Stock;

•	stock appreciation rights;

•	restricted stock units;

•	performance awards (payable in cash, restricted stock, and unrestricted stock);

•	performance-based compensation (payable in cash, restricted stock, and unrestricted stock); and

•	other stock-based awards, such as convertible stock.

In granting performance awards and performance-based compensation to participants, the Compensation Committee establishes the performance goals (i.e., performance measures corresponding to a designated period) that must be attained in order for a participant to earn the award. Performance goals may be particular to a participant or may be based on the performance of one of the Company’s divisions, departments, lines of business, subsidiaries or other business units. Performance measures include, among others, various measures of sales, revenues, assets, expenses, EBITDA, return on equity, return on investment, return on capital, return on assets, operating ratios, market share, cash flow, stock price, stockholder returns, acquisition activity, and financing transactions.

Other Terms of Awards

The Incentive Plan provides other basic terms that govern cash and equity-based awards, such as the following.

Limits on Individual Grants. The Incentive Plan limits the number of shares underlying equity awards and the amount of cash that may be granted to a single individual in any calendar year to 350,000 shares and $2 million, respectively. The Incentive Plan imposes this limitation in part to comply with Section 162(m) of the Code.

Tax Withholding. The Company reserves the right to withhold amounts from awards to satisfy any withholding and other tax obligations.

Amendment of an Award. The Compensation Committee has authority to amend, modify, and terminate any outstanding award. The participant’s consent will be required, except for certain modifications of options or except where the Compensation Committee determines that the action would not materially and adversely affect the participant.

Transferability. Subject to the Code’s restrictions on the transfer of ISOs, the Compensation Committee has discretion to allow specific awards to be transferred upon such terms and conditions as the Compensation Committee deems appropriate.

Adjustments for Stock Splits, Dividends, Mergers, and Similar Actions. In the event of a stock split, certain dividends, mergers, and similar actions, the Incentive Plan provides for adjustments to the number of shares underlying equity awards, the exercise price of equity awards, and the amount of cash awards in order to preserve the benefits intended to be provided by the Incentive Plan.

Change-in-Control. In the event of a change-in-control of the Company, the Compensation Committee has the power to preserve the rights of participants by, among other things, accelerating the vesting of, cashing-out or adjusting outstanding awards, or causing an acquiror to assume or substitute rights for any outstanding awards. The Incentive Plan provides the Compensation Committee with the authority to define a change-in-control for these purposes.

Termination. The Compensation Committee has discretion to determine how termination of a participant’s employment or engagement affects an award.

Incentive Plan Activity

As of April 1, 2013, an aggregate of 1,368,407 restricted and unrestricted shares of Class A Common Stock have been awarded under the Incentive Plan and options to purchase an aggregate of 14,754,184 shares of Class A Common Stock had been granted under the Incentive Plan, of which options to purchase 3,805,620 shares had been cancelled and options to purchase 7,268,559 shares had been exercised. As of that date, 317,194 shares remained available for the granting of awards under the Incentive Plan.

No awards other than restricted stock, unrestricted stock, option grants and cash awards have been granted under the Incentive Plan to date. As previously disclosed in the Current Report on Form 8-K filed with the SEC on March 20, 2013, the Compensation Committee approved performance-based cash and equity bonus programs for the Company’s executive officers for fiscal 2013. The unrestricted shares will not be counted against the number of shares reserved for awards under the Incentive Plan and the potential cash bonuses will not be counted against the amount reserved for awards under the Incentive Plan, if at all, until the unrestricted shares and cash are actually awarded upon the Compensation Committee’s determination and certification that the relevant performance goals have been met.

If any award expires, is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were originally awarded, the shares subject to such award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Incentive Plan.

As the amount of any awards under the Incentive Plan is within the Compensation Committee’s discretion, total awards that may be granted for the current fiscal year are not determinable until completion of the year. The following table sets forth shares underlying awards granted under the Incentive Plan from its inception through April 1, 2013, which amounts include shares underlying awards granted under the Incentive Plan that have been cancelled or otherwise terminated as described in the preceding paragraph (including options granted under the Incentive Plan that were cancelled in connection with the Company’s tender offer completed on July 2, 2009, to exchange options to purchase an aggregate of 2,630,474 shares for new options to purchase an aggregate of 1,030,819 shares). As of December 31, 2012, the weighted-average exercise price of the outstanding options granted under the Incentive Plan was $22.36. The closing price of the Company’s Class A Common Stock as reported on the Nasdaq Stock Market on April 1, 2013, was $48.30.

Total Awards to Date Under the 1996 Equity Incentive Plan

Name	Number of Shares of Class A Common Stock Underlying Options and Stock Awards
Executive Officers:
Kevin P. Reilly, Jr., Chairman of the Board and President	628,510
Sean E. Reilly, Chief Executive Officer	628,510
Keith A. Istre, Chief Financial Officer and Treasurer	678,580
Current executive officers as a group (3 persons)	1,935,600
Current directors who are not executive officers as a group (6 persons)	290,476
Other company employees as a group (including all current officers who are not executive officers)	13,896,515

Total Awards to Date	16,122,591

Of the nominees for election as director, Mr. Mumblow has received 12,626 shares of Class A Common Stock and options to purchase a total of 58,000 shares, Mr. Hamilton has received 8,552 shares of Class A Common Stock and options to purchase a total of 58,000 shares, Mr. Reifenheiser has received 11,609 shares of Class A Common Stock and options to purchase a total of 62,000 shares, Mr. Koerner has received 7,473 shares of Class A Common Stock and options to purchase a total of 20,000 shares, Ms. Reilly has received 6,108 shares of Class A Common Stock and options to purchase a total of 20,000 shares, Mr. Wendell Reilly has received 6,108 shares of Class A Common Stock and options to purchase a total of 20,000 shares, and awards to Mr. Kevin P. Reilly, Jr. are described in the table above. No person has received five percent of the options granted under the Incentive Plan.

Amendment

In February 2013, our Board of Directors voted, subject to stockholder approval, to amend and restate the Incentive Plan to increase the aggregate number of shares of Class A Common Stock available for awards under such plan by an additional 2,500,000 shares to an aggregate of 15,500,000 shares, subject to adjustment for stock-splits and similar capital changes. The Incentive Plan does not vary from the previous version of the plan in any other material respect. Approval of this amendment is required by the rules of the Nasdaq Stock Market and so that any options granted with respect to the additional plan shares under the Incentive Plan will qualify as incentive stock options. We believe that the share increase is necessary and appropriate to enable us to attract and retain employees with the skills necessary to support our business and strategic plans, including employees of companies acquired by us. We believe that participation in the Incentive Plan provides employees with additional incentives that promote loyalty, dedication and attention to our long-term strategies that promote increased stockholder value. Furthermore, we believe that the increase of 2,500,000 shares available for issuance out of a total of 79,258,589 Class A Common Stock shares issued and outstanding as of April 1, 2013, or 3.15% of the total shares outstanding, is not likely to result in material dilution to our shareholders and will be sufficient to meet anticipated awards under the Incentive Plan for the next five years. However, a change in business conditions or our strategy could alter any of these projections. In addition, our Board of Directors amended the Incentive Plan in February 2013 to eliminate the aggregate limit on cash bonuses made under the plan and to eliminate the provision that limited the amount of Class A Common Stock, including shares retained from an award, that could be withheld to satisfy tax withholding obligations to the minimum tax obligations required by law (except with respect to option awards).

If the amendment and restatement of the Incentive Plan is approved, the Compensation Committee will be able to grant awards to eligible participants at its discretion. Consequently, with the exception noted below, it is not possible to determine at this time the amount or dollar value of awards to be provided under the Incentive Plan. As of the date of this proxy statement, the Compensation Committee has not granted any awards that are contingent upon stockholder approval of the amendment and restatement of the Incentive Plan.

In 2007 the Compensation Committee adopted a proposal to grant restricted stock to each individual who may thereafter become a non-employee director of the Company, automatically upon his or her election or reelection to a one-year term as a non-employee director of the Company at the Annual Meeting of Stockholders (commencing with the 2007 Annual Meeting of Stockholders). Each such qualifying director will be awarded restricted stock with a fair market value of (i) $30,000 for non-committee members, (ii) $35,000 for committee members (not chair), (iii) $50,000 for the Chair of the Compensation Committee and (iv) $55,000 for the Chair of the Audit Committee, with the fair market value being based upon the closing price of the Class A Common Stock on the date of election. In 2012 the Compensation Committee adopted a proposal to grant each non-employee director of the Company who may thereafter become Chair of the Nominating and Governance Committee, automatically upon his or her election or reelection to a one-year term as a non-employee director of the Company at the Annual Meeting of Stockholders (commencing with the 2012 Annual Meeting of Stockholders), a restricted stock award with a fair market value of $50,000, with the fair market value being based upon the closing price of the Class A Common Stock on the date of election. Under these standing resolutions, each non-employee director who is elected or reelected as a director will be granted such awards.

The following table illustrates the total dollar value of such awards that will be granted annually upon such election or reelection (assuming that the number of non-employee directors on the Board remains constant), but omits the total amount of the awards because such amount is based on the closing price of our Class A Common Stock on the date of grant and, therefore, is not presently determinable:

New Plan Benefits

1996 Equity Incentive Plan

Name	Dollar Value ($)	Number of Units
Executive Officers:
Kevin P. Reilly, Jr., Chairman of the Board and President	—	—
Sean E. Reilly, Chief Executive Officer	—	—
Keith A. Istre, Chief Financial Officer and Treasurer	—	—
Current executive officers as a group (3 persons)	—	—
Current directors who are not executive officers as a group (6 persons)	$250,000	—
Other company employees as a group (including all current officers who are not executive officers)	—	—

Federal Income Tax Consequences Relating to Certain Awards

The following is only a summary of the tax consequences to participants receiving certain awards and does not purport to be complete.

Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the Incentive Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as a capital gain and any loss sustained will be a capital loss and (b) no deduction is allowed to the Company for federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above, a disqualifying disposition, then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise may avoid the alternative minimum tax consequences of the exercise of an ISO.

Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a capital gain or loss and will not result in any deduction by the Company.

Restricted Stock. Unless the recipient files an election to be taxed under Section 83(b) of the Code: (a) the recipient will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

When the recipient disposes of restricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

Unrestricted Stock. With respect to awards of unrestricted stock: (a) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

When the recipient disposes of unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

Required Vote

The affirmative vote of a majority of the total votes properly cast on this proposal will constitute the approval of an amendment and restatement of the Incentive Plan to increase the number of shares of Class A Common Stock of the Company available for issuance under the plan by two million five hundred thousand (2,500,000) shares. Abstentions and broker non-votes will not be treated as votes cast for the purpose of determining the outcome of the vote on this proposal.

Although Proposal No. 3 and this proposal are related to the Incentive Plan, approval of this proposal is entirely independent from and not dependent upon the approval of any other proposal in this proxy statement.

The Board of Directors recommends a vote FOR this Proposal.

PROPOSAL NO. 3: TO REAFFIRM THE MATERIAL TERMS OF THE

PERFORMANCE-BASED GOALS SPECIFIED IN THE 1996 EQUITY INCENTIVE PLAN

Purpose

The Board of Directors approved, subject to stockholder approval, and now submits for stockholder approval a reaffirmation of the material terms of the performance-based goals specified in the amended and restated 1996 Equity Incentive Plan (the “Incentive Plan”) intended to qualify for tax deductions under Section 162(m) of the Internal Revenue Code (the “Code”). We are asking for stockholders to reaffirm the material terms of performance-based goals set forth in the Incentive Plan so that benefits intended to be “performance-based” compensation paid under the Incentive Plan can continue to qualify for tax deductions under Section 162(m) of the Code.

Section 162(m) of the Code generally limits the corporate tax deduction for compensation paid to executive officers that is not “performance-based” to $1 million per executive officer. “Performance-based” compensation meeting certain requirements is not counted against the $1 million limit and generally remains fully deductible for tax purposes. One of the requirements for compensation to be considered performance-based under the tax laws is that the company must obtain stockholder approval every five years of the material terms of performance goals for such compensation. In accordance with Internal Revenue Service rules, the material terms that the stockholders approve constitute the framework for the Compensation Committee to establish programs and awards under which compensation provided by the company can qualify as “performance-based” compensation for purposes of the tax laws. Stockholder approval of the general performance goals specified in the Incentive Plan and the maximum amounts that may be awarded under the Incentive Plan, even without stockholder approval of specific targeted levels of performance, will qualify the incentive awards under the Incentive Plan as “performance-based” compensation. We expect that a reaffirmation of performance-based goals in the Incentive Plan to allow full tax deductibility of any performance-based awards granted under the Incentive Plan for the next five years, at which point Section 162(m) will require further stockholder approval of these goals.

Material Terms of the Performance Goals Specified in the Incentive Plan

As defined in the tax rules, stockholders must approve each of the material terms of performance goals if a company is to obtain tax deductions for the specified forms of performance based compensation for the covered executives whose total annual compensation exceeds $1 million, including (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee under the arrangement. Each of these aspects is discussed below.

Group of employees covered. The group of employees whose compensation would be subject to the performance goals would include our senior officers, including the executive officers required to file reports under Section 16 of the Securities Exchange Act of 1934. Although the tax laws only limit deductibility for compensation paid to the chief executive officer and the three most highly paid executive officers (not including the chief executive officer and the principal financial officer), we may apply the performance goals more broadly to one or more other participants in the Incentive Plan in the event that any of them becomes a person covered by Section 162(m) of the Code during the time that they hold an award covered by this proposal.

Business criteria in the performance goals. With respect to any awards intended to be “performance-based” compensation, we intend to use one or more of the following business criteria as the basis of the performance goals, including but not limited to (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.

Per-person maximum amounts. The maximum number of shares of common stock that may be granted as restricted stock, unrestricted stock awards and restricted stock units to any participant in the aggregate in any calendar year shall not exceed 350,000, subject to adjustment for certain events, including stock dividends, splits, merger and reorganizations, among others. The maximum cash award that may be issued to any participant in any calendar year shall be $2,000,000.

The Compensation Committee has established business measurements and maximum amounts that it considers appropriate in light of foreseeable contingencies and future business conditions. If approved by the stockholders, this proposal would not limit our right to award or pay other or additional forms of compensation (including, but not limited to, salary, or other stock-based awards under the Incentive Plan) to our senior officers. These other forms of compensation may be paid regardless of whether or not the performance goals in this proposal are achieved in any future year, and whether or not payment of such other forms of compensation would be tax deductible, but will be designed so as not to affect the deductibility of arrangements intended to qualify as “performance-based” compensation under the tax laws.

Material Terms of the Incentive Plan

The material terms of the Incentive Plan are set forth in the preceding proposal.

Required Vote

The affirmative vote of a majority of the total votes properly cast on this proposal will constitute the approval of the reaffirmation of the performance-based goals specified in the Incentive Plan. Abstentions and broker non-votes will not be treated as votes cast for the purpose of determining the outcome of the vote on this proposal.

Although Proposal No. 2 and this proposal are related to the Incentive Plan, approval of this proposal is entirely independent from and not dependent upon the approval of any other proposal in this proxy statement.

The Board of Directors recommends a vote FOR this Proposal.

PROPOSAL NO. 4: RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP, an independent registered public accounting firm, has audited our financial statements for each of the years ending December 31, 2012, 2011 and 2010. Our Audit Committee has appointed them to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Representatives of KPMG LLP are expected to attend the Annual Meeting to respond to appropriate questions. Representatives of KPMG LLP will also have the opportunity to make a statement, if they desire.

Detailed disclosure of the audit and tax fees we paid to KPMG LLP in 2012 and 2011 is set forth below. Based on these disclosures and information in the Audit Committee Report on page 30 of this proxy statement, our Audit Committee is satisfied that our accountants are sufficiently independent of management to perform their duties properly.

Although not legally required to do so, our Board considers it desirable to seek, and recommends, shareholder ratification of our selection of KPMG LLP as our independent registered public accounting firm for fiscal 2013. If the stockholders fail to ratify our selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

Audit Fees and Services

The fees for services provided by KPMG LLP to the Company in 2012 and 2011 were as follows:

	Fiscal 2012	Fiscal 2011
Audit Fees(1)	$1,349,100	$1,114,000
Audit-Related Fees(2)	19,000	18,500
Tax Fees(3)	286,319	157,483
All Other Fees	—	—

Total	$1,654,419	$1,289,983

(1)	Audit Fees for the years ended December 31, 2012 and 2011 were for professional services rendered for the audits of our consolidated financial statements and review of financial statements included in our quarterly and annual financial statements and subsidiary audits. Audit Fees for the years ended December 31, 2012 and 2011 also include costs associated with KPMG LLP’s audit of our internal control over financial reporting.
(2)	Audit related fees consist of professional services rendered for the audit of our employee benefit plan and the issuance of consents and for assistance with the review of documents filed with the SEC.
(3)	Tax Fees as of the years ended December 31, 2012 and 2011, respectively, included tax compliance fees of $39,027 and $56,898 and tax planning fees of $247,292 and $100,585.

The Audit Committee has adopted policies and procedures that require pre-approval of all audit and permitted non-audit services to be provided by KPMG. All fees in the table above were approved in accordance with the policies and procedures established by the Audit Committee.

Required Vote

The ratification of KPMG LLP as our independent public accounting firm will require a majority of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes, and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.

The Board of Directors recommends a vote FOR the ratification of KPMG.

ADDITIONAL INFORMATION

Other Matters

The Board of Directors is unaware of any business to be conducted at the Annual Meeting of Stockholders other than the matters described in the Notice to Stockholders. If other business is properly presented for consideration at the Annual Meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion on that matter.

Communications from Stockholders

The Board will give appropriate attention to written communications submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chair of the Audit Committee will, with the assistance of our General Counsel, (i) be primarily responsible for monitoring communications from stockholders and (ii) provide copies or summaries of such communications to the other directors as he considers appropriate. Communications specifically addressed to a particular director will be forwarded to that director.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chair of the Audit Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Chair of the Audit Committee, c/o General Counsel, Lamar Advertising Company, 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808.

Deadline for Stockholder Proposals and Director Nominations

In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2014 Annual Meeting of Stockholders, we must receive it no later than December 27, 2013 (120 days before the anniversary of the mailing date of this proxy statement), at the following address: 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808, Attention: Secretary.

In addition, our bylaws require a stockholder who wishes to bring business before an annual meeting or propose director nominations at an annual meeting to give advance written notice to the Secretary as described in the bylaws. To be timely for the 2014 Annual Meeting of Stockholders, proposals must be received by no later than the close of business on March 9, 2014 (assuming that our 2014 Annual Meeting is held not more than 30 days before or after May 23, 2014, the anniversary date of this year’s Annual Meeting).

Expenses of Solicitation

We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of common stock. In addition to the use of mails, proxies may be solicited by our officers and any regular employees in person or by telephone. We expect that the costs incurred in the solicitation of proxies will be nominal.

April 26, 2013

Appendix A

LAMAR ADVERTISING COMPANY

1996 EQUITY INCENTIVE PLAN

(as amended and restated in February 2013)

1.	Purpose

The purpose of the Lamar Advertising Company 1996 Equity Incentive Plan (the “Plan”) is to attract and retain directors, key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company by granting Awards with respect to the Company’s Class A Common Stock (the “Common Stock”). Certain capitalized terms used herein are defined in Section 9 below.

2.	Administration

The Plan shall be administered by the Committee. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee’s decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Internal Revenue Code (the “Code”), or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. In this regard, to the extent that the guidelines pursuant to Section 162(m) are applicable, not only will the Committee consist solely of two or more outside directors but said Committee shall be required to certify that any Performance Goals and/or other material terms associated with any Award have been satisfied prior to the payment of any Award.

3.	Eligibility

All directors, employees and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

4.	Stock/Cash Available for Awards

(a) Amount. Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 15,500,000 shares of Common Stock. If any Award expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. To the extent required by Section 162(m) of the Code if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction shall be treated as a cancellation of the Option and a grant of a new Option. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Adjustment. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards and (iii) the exercise price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash bonus with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

(c) Limit on Individual Grants. The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights that may be granted to any Participant in the aggregate in any calendar year shall not exceed 350,000 shares and the maximum number of shares of Common Stock that may be granted as Restricted Stock, Unrestricted Stock Awards, Restricted Stock Units with respect to which Performance Goals apply under Section 7 below, to any Participant in the aggregate in any calendar year shall not exceed 350,000, subject to adjustment under subsection (b). The maximum cash Award that may be issued to any Participant in any calendar year shall be $2,000,000.

5.	Stock Options

(a) Grant of Options. Subject to the provisions of the Plan, the Committee may grant options (“Options”) to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder (“Incentive Stock Options” or “ISOs”) and (ii) not intended to comply with such requirements (“Nonstatutory Stock Options” or “NSOs”). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. No Incentive Stock Options may be granted hereunder more than ten years after the last date on which the Plan was approved for purposes of Section 422 of the Code.

(b) Terms and Conditions. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. To the extent required by Section 162(m) of the Code if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction shall be treated as a cancellation of the Option and a grant of a new Option.

(c) Payment. No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the grant of the Option, by delivery of a note or other commitment satisfactory to the Committee or shares of Common Stock owned by the optionee, including Restricted Stock, Restricted Stock Units or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

(d) Unexercised Options and Other Rights. To the extent that (i) a Stock Option expires or is otherwise terminated without being exercised, or (ii) any shares of Stock subject to any other Award

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granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan. To the extent that a share is subject to an outstanding Option, Stock Appreciation Right or other stock-based Award, such share shall reduce the share authorization by one share of stock. Notwithstanding the foregoing, Awards that are expired, cancelled, forfeited or otherwise returned to the Company cannot be recounted for purposes of Section 162(m) of the Code and the Committee shall consider such limitation when regranting such Awards.

(e) Annual Limit on Incentive Stock Options. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as NSOs.

6.	Stock Appreciation Rights

(a) Grant of SARs. Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price (“Stock Appreciation Rights” or “SARs”) in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock.

(b) Exercise Price. The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined. An SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine, but no less than Fair Market Value.

(c) Treatment of Dividend Rights. No SAR shall include a right to dividends between the date of grant and date of exercise in the absence of a separate agreement in compliance with the requirements of Section 409A of the Code.

7.	Stock Awards

(a) Grant of Restricted or Unrestricted Stock. Subject to the provisions of the Plan, the Committee may grant shares of Common Stock subject to forfeiture (“Restricted Stock”) and determine the duration of the period (the “Restricted Period”) during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration, such minimum consideration as may be required by applicable law or such other consideration as the Committee may determine. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee or the applicable Restricted Stock Agreement during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the

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Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary. The Committee also may make Awards of shares of Common Stock that are not subject to restrictions or forfeiture, on such terms and conditions as the Committee may determine from time to time (“Unrestricted Stock”).

(b) Performance Awards. The Committee may grant Performance Awards to eligible individuals. The value of such Performance Awards may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee, or may be based upon the appreciation in the market value, book value, net profits or other measure of the value of a specified number of shares of Common Stock over a fixed period or periods determined by the Committee.

(c) Performance-Based Compensation. The Committee may establish Performance Goals for the granting of Restricted Stock, Unrestricted Stock, Restricted Stock Unit Awards, the lapse of risk of forfeiture of Restricted Stock, cash incentives or other Performance Award. The achievement of the Performance Goals shall be determined by the Committee. Shares of Restricted Stock or Unrestricted Stock may be issued for no cash consideration, such minimum consideration as may be required by applicable law or such other consideration as the Committee may determine. If the Committee determines at the time an Award is granted to a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that the Participant’s right to receive cash, shares, or other property pursuant to such Award shall be subject to the satisfaction of Performance Goals during a performance period, which for these purposes means the period of service designated by the Committee applicable to an Award. Notwithstanding the attainment of Performance Goals by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant. The Committee shall have the power to impose such other restrictions on Awards as it deems necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. In this regard, any performance criterion based on performance over time will be determined by reference to a period of at least one year.

(d) Other Stock Based Awards. The Committee shall have the right to grant such Awards based upon the Common Stock having terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock, the grant of warrants to purchase Common Stock or grant Restricted Stock Units.

8.	General Provisions Applicable to Awards

(a) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

(b) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

(c) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

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(d) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

(e) Change in Control. In order to preserve a Participant’s rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

(f) Transferability. In the discretion of the Committee, any Award may be made transferable upon such terms and conditions and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. The Committee may in its discretion waive any restriction on transferability.

(g) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with the grant or exercise any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that the loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

(h) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant hereunder or otherwise. In the Committee’s discretion, such tax obligations to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery; notwithstanding the foregoing, only the minimum tax obligations required by law to be withheld in respect of Options may be paid in whole or in part in shares of Common Stock.

(i) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

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(j) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option and enter into and execute any repricing transaction including but not limited to reducing the exercise price of such Award. Any such action shall require the Participant’s consent unless:

(i) In the case of a termination of, or a reduction in the number of shares issuable under, an Option, any time period relating to the exercise of such Option or the eliminated portion, as the case may be, is waived or accelerated before such termination or reduction (and in such case the Committee may provide for the Participant to receive cash or other property equal to the net value that would have been received upon exercise of the terminated Option or the eliminated portion, as the case may be); or

(ii) In any other case, the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(k) Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, any Option, Performance Award or other Award or Restricted Stock or Restricted Stock Unit granted to a Reporting Person who is subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule, and this Plan shall be deemed amended to the extent necessary to conform to such limitations. Furthermore, notwithstanding any other provision of this Plan, any Option or other Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any Treasury regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

(l) Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s initial adoption of this Plan. All Options, Awards, Restricted Stock and Restricted Units granted under the Plan prior to this restatement, which was approved by Shareholders, shall not be effected by the following sentence. Options or other Awards may be granted and Restricted Stock or Restricted Stock Units may be awarded prior to such stockholder approval, provided that such Options or other Awards shall not be exercisable and such Restricted Stock or Restricted Stock Units shall not vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Options previously granted shall be deemed Non-Qualified Options.

9.	Certain Definitions

“Affiliate” means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

“Award” means any cash bonus, Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Restricted Stock Unit or other Performance Awards granted under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Committee” means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, if a Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a “non-employee director” or the equivalent within the meaning of applicable Rule 16b-3 under the Exchange Act or an “outside director” within the meaning of Section 162(m) of the Code, respectively.

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“Common Stock” or “Stock” means the Class A Common Stock, $0.001 par value, of the Company.

“Company” means Lamar Advertising Company, a Delaware corporation.

“Covered Employee” means a “covered employee” within the meaning of Section 162(m) of the Code.

“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s estate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

“Fair Market Value” means, with respect to a share of Common Stock as of any date of determination, in the discretion of the Committee, (i) the closing price (on that date) of the Common Stock on the NASDAQ Stock Market, or any other principal national securities exchange the Common Stock is traded on; or (ii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ Stock Market or another national securities exchange; or (iii) if shares of Common Stock are not publicly traded, the fair market value of such a share as determined by the Board in good faith after taking into consideration all facts which it deems appropriate and in accordance with applicable statutory and regulatory guidelines.

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Performance Award” means a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both.

“Performance Goals” means with respect to any designated performance period, one or more Performance Measures established by the Committee prior to the beginning of such performance period or within such period after the beginning of the performance period as shall meet the requirements to be considered “pre-established objective performance goals” for purposes of the regulations issued under Section 162(m) of the Code. Such Performance Goals may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

“Performance Measures” shall include, but not be limited to (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.

“Reporting Person” means a person subject to Section 16 of the Exchange Act.

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10.	Miscellaneous

(a) No Right to Employment. No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall confer upon any employee or consultant of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall they interfere with the rights of the Company (or Affiliate) to terminate any employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any Affiliate.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Restricted Stock, Unrestricted Stock or Restricted Stock Unit is awarded shall be considered a stockholder of the Company at the time of the Award except as otherwise provided in the applicable Award.

(c) Effective Date. Subject to the approval of the stockholders of the Company, the Plan, as amended, shall be effective on February 28, 2013.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable.

(e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

* * * *

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PROXY FOR CLASS A COMMON STOCK

THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS OF

LAMAR ADVERTISING COMPANY

MAY 23, 2013

Each undersigned stockholder of Lamar Advertising Company (the “Company”) hereby appoints Kevin P. Reilly, Jr., Sean E. Reilly and Keith A. Istre, and each of them acting singly, with full power of substitution, as Proxies to vote on behalf of the undersigned all shares of Class A Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 23, 2013, and at all adjournments of the Annual Meeting. The undersigned hereby revokes any proxy previously given with respect to such shares.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no specifications are made, the Proxies named above will vote the shares in accordance with the recommendations of the Board of Directors, which are set forth on the reverse side of this Proxy Card. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

LAMAR ADVERTISING COMPANY

MAY 23, 2013

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 23, 2013 - The proxy statement and annual report to security holders are available at www.proxydocs.com/lamr.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR DIRECTORS IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:  ☒

1.	Election of directors:

Nominees to Withhold Vote For:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	☐ John Maxwell Hamilton
☐ John E. Koerner, III
☐ Stephen P. Mumblow
☐ Thomas V. Reifenheiser
☐ Anna Reilly
☐ Kevin P. Reilly, Jr.
☐ Wendell Reilly

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here:  ☒

2.	Approval of an amendment and restatement of the Company’s 1996 Equity Incentive Plan to increase the number of shares of Class A Common Stock of the Company available for issuance under the plan by 2,500,000 shares from 13,000,000 to 15,500,000 shares:

☐ FOR

☐ AGAINST

☐ ABSTAIN

3.	Approval of the reaffirmation of the material terms of the performance-based goals specified in the Company’s 1996 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code:

☐ FOR

☐ AGAINST

☐ ABSTAIN

4.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year:

☐ FOR

☐ AGAINST

☐ ABSTAIN

Address Change:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Stockholder:	Date:

Signature of Stockholder:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY FOR CLASS B COMMON STOCK AND PREFERRED STOCK

THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS OF

LAMAR ADVERTISING COMPANY

MAY 23, 2013

Each undersigned stockholder of Lamar Advertising Company (the “Company”) hereby appoints Kevin P. Reilly, Jr., Sean E. Reilly and Keith A. Istre, and each of them acting singly, with full power of substitution, as Proxies to vote on behalf of the undersigned all shares of Class B Common Stock and Series AA Preferred Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 23, 2013, and at all adjournments of the Annual Meeting. The undersigned hereby revokes any proxy previously given with respect to such shares.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no specifications are made, the Proxies named above will vote the shares in accordance with the recommendations of the Board of Directors, which are set forth on the following page of this Proxy Card. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

(Continued and to be signed on following pages)

ANNUAL MEETING OF STOCKHOLDERS OF

LAMAR ADVERTISING COMPANY

MAY 23, 2013

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 23, 2013 - The proxy statement and annual report to security holders are available at www.proxydocs.com/lamr.

Please sign, date and return this proxy card to the Company as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR DIRECTORS IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:  ☒

1.	Election of directors:

Nominees to Withhold Vote For:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	☐ John Maxwell Hamilton
☐ John E. Koerner, III
☐ Stephen P. Mumblow
☐ Thomas V. Reifenheiser
☐ Anna Reilly
☐ Kevin P. Reilly, Jr.
☐ Wendell Reilly

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here:  ☒

2.	Approval of an amendment and restatement of the Company’s 1996 Equity Incentive Plan to increase the number of shares of Class A Common Stock of the Company available for issuance under the plan by 2,500,000 shares from 13,000,000 to 15,500,000 shares:

☐ FOR

☐ AGAINST

☐ ABSTAIN

3.	Approval of the reaffirmation of the material terms of the performance-based goals specified in the Company’s 1996 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code:

☐ FOR

☐ AGAINST

☐ ABSTAIN

4.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year:

☐ FOR

☐ AGAINST

☐ ABSTAIN

Signature of Stockholder:	Date:

Signature of Stockholder:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.